Exhibit 10.1

THE INTERESTS ACQUIRED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY HAVE BEEN REGISTERED UNDER SAID ACT OR UNLESS REGISTRATION UNDER SAID ACT IS NOT REQUIRED. THERE ARE SUBSTANTIAL RESTRICTIONS ON TRANSFER CONTAINED IN THIS AGREEMENT.

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MONTANA RENEWABLES HOLDINGS LLC,

a Delaware limited liability company

i

ARTICLE 6. ACCOUNTS AND REPORTS; COVENANTS		12

6.1	Fiscal Year	12
6.2	Access	12
6.3	Reports	12

ARTICLE 7. TRANSFERS		13

7.1	General	13
7.2	No Transfers	13
7.3	Change of Control and Co-Sale Right	14
7.4	Involuntary Transfer	15
7.5	Permitted Transfers	15
7.6	Liquidity Transaction	15
7.7	Drag-Along Rights	16

ARTICLE 8. DISSOLUTION AND TERMINATION		17

8.1	Dissolution Events	17
8.2	Winding Up; Dissolution; Liquidation	18
8.3	Certificate of Dissolution; Certificate of Cancellation	18

ARTICLE 9. GOVERNANCE AND MANAGEMENT		18

9.1	Board of Managers	18
9.2	Officers and Agents	22
9.3	Reliance	23

ARTICLE 10. CERTAIN OTHER AGREEMENTS		23

10.1	Budget and Business Plans	23
10.2	Compliance with Laws	23
10.3	Bank Accounts	23
10.4	Affiliate Contracts	24
10.5	Preferred Return Payment	24
10.6	Initial Public Offering	24

ARTICLE 11. GENERAL PROVISIONS		27

11.1	Complete Agreement	27
11.2	Governing Law	27
11.3	Dispute Resolution	27
11.4	Successors	27
11.5	Amendments	27
11.6	Severability	28
11.7	Additional Documents and Acts	28
11.8	Notices	28
11.9	Waiver of Appraisal	28
11.10	Interpretation	28
11.11	Miscellaneous	29

ARTICLE 12. DEFINITIONS		29

ii

EXHIBITS:

EXHIBIT A	MEMBERS AND UNITS
EXHIBIT B	TAX MATTERS ANNEX
EXHIBIT C	BOARD ACTIONS
EXHIBIT D	REGISTRATION RIGHTS AGREEMENT

iii

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Montana Renewables Holdings LLC, a Delaware limited liability company (the “Company”), is made and entered into as of August 5, 2022 (the “Effective Date”) by and among the Members, and, solely for the purposes of Section 5.5, the Founder Parent. Capitalized terms, if not otherwise defined herein, shall have the meaning ascribed to such terms as set forth in Article 12.

RECITALS

WHEREAS, the Company was formed on November 3, 2021 and entered into a limited liability company agreement of the Company (the “Original LLCA”), dated as of November 18, 2021, as amended and restated on December 7, 2021 (the “Original LLCA Date”);

WHEREAS, the Members desire to amend and restate the Original LLCA in its entirety as provided in this Agreement; and

WHEREAS, immediately prior to the execution of this Agreement, each unit of Series A Units of the Company issued and outstanding under the Original LLCA was exchanged for one Common Unit of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows intending to be legally bound:

ARTICLE 1.

ORGANIZATIONAL MATTERS; BUSINESS

1.1 Formation. Pursuant to the Act, the Company was formed under the laws of the State of Delaware by filing a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware and is ratified by the Members. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

1.2 Name. The name of the Company is “Montana Renewables Holdings LLC”. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Board deems appropriate or advisable. At the request of the Board or any officer of the Company, each Member shall execute, acknowledge, swear to, deliver, and file any fictitious name certificates and similar filings, and any amendments thereto, that the Board considers appropriate.

1.3 Registered Office; Registered Agent; Foreign Qualification. The Company will continuously maintain a registered office and registered agent in the State of Delaware as required by the Act. The principal office of the Company will be as the Board may determine. The Company also may have such offices, anywhere within and without the State of Delaware, as the Board from time to time may determine, or the business of the Company may require. The Company’s registered agent will be as stated in the Certificate. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. At the request of the Board or any officer of the Company, each Member shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all any applicable jurisdiction.

1.4 Term; Events of Dissolution. The term of the Company shall be perpetual, unless earlier terminated following the occurrence of any event identified in Article 8. The Company shall be dissolved and its affairs wound up in accordance with Article 8.

1.5 No State Law Partnership. Except for tax purposes as set forth in the next sentence, the Members intend that the Company shall not be a partnership for state law purposes (including a limited partnership) or joint venture, and that none of the Board, any Manager, any Member or any officer of the Company shall be a partner or joint venturer of any of the others for any purposes hereunder, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership, at any time when it has more than one Member, solely for federal and, as applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

1.6 Purpose of the Company. The Company is organized for the purposes of engaging in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Delaware, and the Company shall have the power to do any and all acts necessary or advisable in furtherance thereof.

1.7 Representations and Warranties. Each Member represents and warrants, severally and not jointly, to the Company and the other Members, as to itself, that as of the date such Member executed this Agreement (or a joinder hereto) and as of the date such Member purchased any additional Units:

(a)

if such Member is an entity, such Member is an entity duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the laws of the state (or other jurisdiction) of its formation;

(b)	such Member has the power and authority to execute and deliver this Agreement and to perform such Member’s obligations hereunder;

(c)

the execution, delivery and performance of this Agreement by such Member has been duly authorized by all necessary action on the part of such Member, and this Agreement is legally binding upon and enforceable against such Member in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(d)

the execution, delivery and performance by such Member of this Agreement does not and will not (i) violate the provisions of any applicable law, order, judgment or decree of any court or other governmental agency or any arbitrator or, if such Member is an entity, the certificate of incorporation, bylaws or other charter documents of such Member, (ii) require the giving of any notice or the obtaining of any consent to or from any third party by such Member, or (iii) result in a breach, violation or default of or under (with or without due notice or lapse of time) any contract or agreement to which such Member is a party or by which such Member is bound;

(e)

such Member (i) understands that this Agreement imposes restrictions and obligations on such Member, (ii) has read and understands the terms of this Agreement, (iii) has reviewed this Agreement with such Member’s own tax and legal advisors, or has had an opportunity to do so but has waived such opportunity, (iv) has relied solely on such advisors for tax and legal advice, and (v) will be responsible for such Member’s own tax liability resulting from this Agreement;

(f)

such Member is an “accredited investor” as such term is defined in Regulation D of the Securities Act, is fully aware of the risks relating to an investment in the Company, and is capable of bearing a complete loss of such investment;

(g)

such Member has acquired such Member’s interest in the Company for such Member’s own account, with the intention of holding the interest for investment and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the interest in violation of the Securities Act or any applicable law; and

(h)

such Member understands that such Member’s interest in the Company has not been registered under the Securities Act, or the securities laws of any other jurisdiction, in reliance upon exemptions contained in those laws and that such interest is characterized as “restricted securities” under federal securities laws, that such Member’s interest may be resold without registration under the Securities Act only in certain limited circumstances and acknowledges that such Member is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed by the Securities Act.

ARTICLE 2.

MEMBERS AND RELATED MATTERS

2.1 Members. The name and address of each Member is as set forth in Exhibit A. Except as otherwise provided in this Agreement or as provided by a separate written agreement with the Company, no Member is entitled to remuneration for being a Member or for acting in the Company’s business.

2.2 Admission, Withdrawal, Resignation. No new or substitute Members may be admitted to, and no Member may withdraw or resign from, the Company except pursuant to Article 7 and Section 10.5.

2.3 Member Authority. Pursuant to Article 9, the management of the Company is vested in the Board. Except as provided in this Agreement, in the Certificate, or as required by the Act, (a) no Member shall have any power or right to participate in the management of the Company, (b) no Member shall have any voting, approval or consent rights and (c) no Member is an agent of the Company nor can any Member bind or execute any instrument on behalf of the Company, acting in the capacity of a Member, regardless of Section 18-402 of the Act.

2.4 Members’ Meetings; Quorum; Votes. At any time, the Board or the Members collectively holding at least ten (10%) of the Percentage Interests may call for a meeting of the Members from time to time by providing three (3) Business Days’ prior written notice to the Members (in accordance with Section 11.8); provided, however, that meetings of the Members shall not be required. At any Members’ meeting, the presence in person or by proxy of a Majority in Interest and the WP Member shall constitute a quorum for such meeting, and the Board shall appoint a person to preside at the meeting and a person (which may be the same person) to act as secretary of the meeting. The Members may make use of telephones and other electronic devices to hold meetings if each Member is able to simultaneously participate with the other Members in all discussions and votes of the Members. For any action with respect to which the approval of the Members is required by the Act or this Agreement, if any, unless a higher or different approval is required under this Agreement (including in Section 9.1.11), the Certificate, or the Act, (a) the affirmative vote of a Majority in Interest present at a meeting of the Members shall be the act of all of the Members or (b) the Members may so act without a meeting if (i) forty-eight (48) hours after a draft notice is given to all Members and such consent is approved and signed by Members holding Units sufficient under this Agreement and the Act to authorize or take such action at a meeting of the Members in which all Members were present and (ii) written notice of such action is given to the other Members promptly after the taking of such action.

2.5 Confidentiality. Each Member agrees not to disclose any proprietary, confidential or nonpublic information of or relating to the Company (and, for clarity, including the terms and conditions of this Agreement and any agreement by which any Member purchased Units from the Company, and the exhibits and schedules hereto and thereto) (collectively, “Confidential Information”); provided that the foregoing shall not prohibit any Member from disclosing any information: (a) (i) to such Member’s insurers, brokers, consultants, legal, accounting, financial, tax or other advisors (solely to render any such advisory services to such Member, including in the preparation of tax returns), (ii) to such Member’s direct and indirect past, current or future shareholders, members, partners, controlling persons, prospective shareholders, prospective members, prospective partners, managers, investors, directors, officers, employees, and lenders and other sources of financing, (iii) to enforce such Member’s rights and obligations hereunder in each case, so long as such Person agrees to keep such information confidential and so long as such Member is responsible for any breach thereof; (b) as required by applicable law or by legal process or formal demand of a governmental authority (including as required by any tax filings); provided that (1) to the extent legally allowed, the disclosing Member gives the Company prior notice thereof and reasonably cooperates with the Company, at the Company’s request and at the Company’s expense, so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (2) in the event that such protective order is not obtained (or sought by the Company after such notice), such Member (x) discloses only that portion of the Confidential Information which, in accordance with the advice of counsel, is legally required to be disclosed and (y) exercises its commercially reasonable efforts to obtain confidential treatment of such Confidential Information; provided that the foregoing proviso shall not apply in connection with routine inspections, examinations or inquiries by federal or state regulatory agencies and self-regulatory organizations that have requested or required the inspection of records that contain Confidential Information and are not targeted at the Company or the Confidential Information; (c) in the context of a proposed sale of his, her or its Units permitted by and in accordance with this Agreement to a third party who has first executed a confidentiality agreement in customary form reasonably satisfactory to the Company; or (d) as authorized in writing by the Board. The Members acknowledge that, in the event of such disclosure to a third party as permitted by this Section 2.5, other than a disclosure required by law, such third party shall be required to maintain the confidentiality of the Confidential Information to the same extent as the Members. Notwithstanding the foregoing, Confidential Information does not include information which (A) becomes generally available to the Member through public records or otherwise in the public domain, other than as a result of a disclosure by a Member; (B) was known and already in the possession of a Member at the time of disclosure to such Member, and the Member can demonstrate that such information was independently developed by its representatives or agents without the use of such Confidential Information; (C) becomes available to a Member on a non-confidential basis from a source other than the Company, any of its Subsidiaries or any of their representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company or any of its Subsidiaries or any of their representatives or agents or otherwise prohibited from transmitting the information to such Member; provided that such information shall immediately become Confidential Information if the source that disclosed that information was subject to an obligation not to disclose the such information to the Member that received such information; and (D) independently developed by a Member without the use of the Confidential Information.

2.6 Rights of Members. Each Member shall look solely to the assets of the Company for the return of its capital contributions (if any), and, except as expressly provided in this Agreement, no Member shall have priority over any other Member as to the return of its capital contributions, distributions, or allocations.

2.7 Company Assets. The Company’s assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. No Member in its capacity as a Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property or the right to own or use particular or individual assets of the Company.

2.8 Limited Liability. The Members shall have no personal liability for the debts, obligations or liabilities of the Company, whether that liability arises in contract, tort or otherwise solely by being a Member.

2.9 Special Purpose Provisions. Notwithstanding anything in this Agreement or in any other document governing the formation, management or operation of the Company to the contrary and for so long as the WP Member or its Affiliates holds Preferred Units, the Members shall cause the Company to comply with the following requirements, and the Company shall:

(a)	maintain its own separate books and records and bank accounts;

(b)	at all times hold itself out to the public as a legal entity separate from the Members and any other Person;

(c)

file its own tax returns, if any, as may be required under applicable law, to the extent (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(d)	not commingle its assets with assets of any other Person;

(e)	conduct its business in its own name and comply with all organizational formalities to maintain its separate existence;

(f)	maintain separate financial statements;

(g)	pay its own liabilities only out of its own funds; provided, however, that the foregoing shall not require the Members to make any additional capital contributions to the Company;

(h)	not hold out its credit or assets as being available to satisfy the obligations of others;

(i)	allocate fairly and reasonably any overhead for shared office space;

(j)	use separate stationery, invoices and checks; and

(k)	correct any known misunderstanding regarding its separate identity.

ARTICLE 3.

MEMBERSHIP INTERESTS, UNITS AND RELATED MATTERS

3.1 Membership Interests. Each of the Members shall own a Membership Interest in the Company as described in this Agreement.

3.2 Units. Subject to Section 3.9, there shall be two (2) authorized classes of Units: (a) Common Units and (b) Preferred Units. On any matter in which the holders of Units are entitled to vote, each holder of a Common Unit and a Preferred Unit shall be entitled to one (1) vote per Unit held by such holder. Except as otherwise provided herein or required by law, the Common Units and the Preferred Units shall vote together and not as a separate class. A holder of a Unit is entitled to such distribution and participation rights with respect to such Unit as set forth in this Agreement. Each Member owns the number and class of Units set forth opposite the name of such Member on Exhibit A. Unless otherwise determined by the Board, ownership of the Units shall not be evidenced by means of unit certificates. If Units are certificated, they shall bear such legends as the Board may reasonably determine are appropriate in light of the restrictions under this Agreement and applicable securities laws.

3.3 Additional Membership Interests and Units. Subject to Section 3.7, Section 9.1.11 and Section 10.5, the Company may as determined by the Board in its sole discretion, at any time or from time to time, create, authorize or issue additional Units or other Equity Securities (whether of an existing class or series or of a new class or series), with such rights, powers, designations, preferences, limitations, and restrictions, and on such other terms and conditions, and for such capital contributions or other consideration, as the Board may determine in its sole discretion; provided that the Company shall not admit as a Member any Person acquiring any such Units unless such Person shall have executed and delivered a counterpart or joinder to this Agreement, upon which such Person shall be admitted as a Member and the Company shall amend Exhibit A appropriately. Upon any creation, authorization or issuance of any Units or other Equity Securities in accordance with this Section 3.3, the Company may, subject to Section 9.1.11 and Section 11.5, amend this Agreement to reflect any such Units or other Equity Securities and the rights, powers, designations, preferences, limitations, restrictions, terms and conditions thereof, which may be senior to, on parity with, or junior to, and otherwise dilute the rights and powers of, existing Units, in whole or in part, and which may include, without limitation, the right to designate one or more Managers, increase the size of the Board, to vote on or consent to matters, and to share in distributions.

3.4 Capital Contributions. On the Original LLCA Date, the Founder Member made an initial contribution to the capital of the Company in an amount of at least $1,000 in exchange for 49.95 Common Units in the Company. As of the Effective Date, the WP Member has made an initial contribution to the capital of the Company equal to $250,000,000.00 (the “Initial Capital Contribution”), and has received in exchange therefor the number of Preferred Units, set forth opposite such Preferred Member’s name on Exhibit A to this Agreement.

3.5 No Required Capital Contributions. Except as otherwise expressly provided in this Agreement, no Member shall be required to make any capital contribution, loan or advance to the Company or guaranty or make any financial commitment with respect to any debt or other obligation of the Company.

3.6 No Withdrawal of Capital. Except as otherwise expressly provided in this Agreement, (a) no Member shall demand or be entitled to receive a return of or interest on its capital contributions and (b) no Member shall withdraw any portion of its capital contributions or receive any distributions from the Company as a return of capital on account of such capital contributions.

3.7 Preemptive Rights. Each Member shall have a right (the “Preemptive Right”) to purchase its Percentage Interest of any New Securities that the Company or any of its Subsidiaries may, from time to time, propose to sell or issue, on the terms and conditions it so proposes and so long as the sale or issuance to such Member would not violate any applicable law. If the Company or such Subsidiary proposes to undertake an issuance of New Securities, the Company shall give each such Member written notice (an “Issuance Notice”) of such intention, describing (a) the type of such New Securities, (b) the identity of the prospective subscriber(s) and (c) the price and the general terms and conditions upon which the Company or such Subsidiary proposes to issue such New Securities. Each such Member shall have ten (10) Business Days after the receipt of such notice to agree to purchase up to the product of (i) such Member’s respective Percentage Interest, multiplied by (ii) the number of New Securities proposed to be issued, for the price and upon the terms and conditions specified in such Issuance Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any such Member fails to so respond in writing within such ten (10)-Business Day period, then such Member shall forfeit the right hereunder to purchase its share of such New Securities. For a period of ninety (90) days following the expiration of the ten (10)-Business-Day period as described above, the Company or such Subsidiary may issue or sell any such New Securities not subscribed for pursuant to this Section 3.7, to the subscriber(s) approved by the Board and at a price and upon terms and conditions not more favorable to the subscriber(s) thereof than specified in the Issuance Notice. If the Company or such Subsidiary has not issued or sold such New Securities within such period, neither the Company nor such Subsidiary shall thereafter issue or sell such New Securities, without first again offering such securities to such Members in the manner provided in this Section 3.7. Nothing in this Section 3.7 shall be construed as permitting an issuance of New Securities without obtaining any required approval under Section 9.1.11. The exercise or election not to exercise any right by any Member hereunder shall not adversely affect its right to participate in any other sale or issuance of New Securities pursuant to this Section 3.7.

3.8 Unit Splits and Similar Events. If the Company shall in any manner subdivide or combine any class of Units (for example, Common Units or Preferred Units), the outstanding Units of all of the other classes shall be proportionally subdivided or combined, in the same manner and on the same basis as the class of Units that have been subdivided or combined or made subject to a rights offering.

3.9 Incremental Calumet Investment. On or after the Effective Date and prior to the WP Member’s payment of the Deferred Purchase Price Amount (as defined in the Preferred Unit Purchase Agreement), the Founder Member (and its Affiliates and Permitted Transferees) may make in investment in the Company in an amount not to exceed $50,000,000 (the “Incremental Calumet Investment”). In consideration for Incremental Calumet Investment, the Company shall issue such Person a non-voting, non-convertible preferred security, that bears interest at a rate equal to 4% per annum (“Incremental Calumet Units Coupon”) from the date such Incremental Calumet Investment is made until such security is redeemed by the Company (compounding quarterly 15 days after the end of each calendar quarter) and is pari passu with the Common Units with respect to Article IV (and shall have no other rights hereunder) (the “Incremental Calumet Units”) at a purchase price per Incremental Calumet Unit equal to $20.00 per Unit. On the date on which the Deferred Purchase Price is paid in full by the WP Member, the Company shall redeem the Incremental Calumet Units for an aggregate price equal to the Incremental Calumet Investment, plus the Incremental Calumet Units Coupon (the “Incremental Calumet Redemption”).

ARTICLE 4.

DISTRIBUTIONS AND TAX MATTERS

4.1 Distributions.

4.1.1

Subject to Section 8.2 (if applicable), the Company shall distribute (and the Board shall declare and cause to be paid a distribution of) all Available Cash on a quarterly basis and at such other times as the Board determines in its sole discretion, in each case, to the Members in in the following manner and priority:

(a)

First, until each Preferred Member has received cumulative distributions pursuant to this clause (a) equal to such Preferred Member’s Preferred Return: (i) 37.5% to the Preferred Members (in proportion to the remaining amounts of distributions to which each Preferred Member is entitled pursuant to this clause (a)) and (ii) 62.5% to the Members other than the Preferred Members, in their capacity as such in proportion to their respective Percentage Interests.

(b)	Thereafter, 100% to the Members in proportion to their respective Percentage Interests.

4.1.2

Any distribution pursuant to this Section 4.1 shall be made in accordance with the distribution priority and entitlements set forth in Section 4.1.1, calculating the Preferred Return through the date of such distribution. No distributions will be made on or prior to the payment the Deferred Purchase Price Amount.

4.2 Tax Liability Distributions. Prior to any distribution pursuant to Section 4.1, the Company shall, make distributions from available cash as reasonably determined by the Company (the “Tax Liability Distributions”) to the Members intended to be sufficient to enable them to pay, on a quarterly basis, federal, state and local taxes arising from the allocations made to such Members pursuant to Exhibit B; provided that the Company shall be under no obligation to incur indebtedness in order to fund a Tax Liability Distribution; provided, further, such payments shall be made within thirty (30) days after the close of each applicable quarter (other than in a quarter in which the Company liquidates or sells substantially of its assets, in which case no Tax Liability Distributions shall be made for such quarter). Subject to the following sentence, the amount of any such Tax Liability Distribution shall equal the product of (x) the maximum combined federal, state and local tax rates applicable to individuals residing in New York, New York on ordinary income and net short-term capital gain or on net long-term capital gain (in each case, taking into account the net investment income tax), as applicable, and taking into account (A) the deductibility of state and local income taxes for federal income tax purposes, (B) the character of the income in question and (C) the holding period of any asset disposed of (the “Tax Rate”) and (y) the aggregate amounts of net taxable income or gain of the Company that were actually allocated or are estimated to be allocated to such Member for federal income tax purposes for such fiscal period and all prior fiscal periods (to the extent no Tax Liability Distribution has previously been made with respect to such net taxable income or gain) reduced, but not below zero, by any tax deduction, loss or credit previously or currently allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Liability Distribution; provided, that any adjustments by reason of Sections 704(c), 734 or 743 of the Code shall not be taken into account in calculating the amount of any Tax Liability Distribution. The amount of any Tax Liability Distribution for a particular quarter shall take into account prior Tax Liability Distributions as follows: (x) if available cash as reasonably determined by the Company is not sufficient to satisfy the required Tax Liability Distribution for a particular quarter, the Company shall make up such deficit out of available cash in future periods, and (y) if it is determined that the aggregate amounts of Tax Liability Distributions paid to any Member exceeded the product of (a) the Tax Rate and (b) the aggregate amounts of net taxable income or gain that were actually allocated to such Member for federal income tax purposes in the Company income tax returns filed with respect to such fiscal period and all prior fiscal periods, reduced, but not below zero, by any tax deduction, loss or credit previously or currently allocated to such Member, then the Tax Liability Distribution to such Member for subsequent periods shall be reduced by the amount of overpayment. Any Tax Liability Distributions shall be treated as an advance against, and shall reduce the amount of, the next distribution(s) that the Member would otherwise receive pursuant to Section 4.1.

4.3 Tax Matters. The Company shall apply the rules and observe the covenants set forth in Exhibit B.

ARTICLE 5.

EXCULPATION AND INDEMNIFICATION

5.1 Exculpation . No Manager (in his or her capacity as such) of the Company will be liable in damages or otherwise to the Company or any Member for any loss or damage incurred by reason of any act or omission performed or omitted by such Manager in good faith in such capacity either on behalf of the Company or in furtherance of the interests of the Company, and performed or omitted in a manner reasonably believed by such Manager to be within the scope of such person’s authority.

5.2 Indemnification.

5.2.1

To the fullest extent permitted by law, the Company will indemnify and hold harmless each Responsible Party who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of any act or omission or alleged act or omission arising out of such Responsible Party’s activities on behalf of the Company if such activities were performed or omitted in good faith either on behalf of the Company or in furtherance of the interests of the Company, and were performed or omitted in a manner reasonably believed by such Responsible Party to be within such person’s authority, against losses, claims, demands, costs, damages, liabilities (joint or several), judgements, fines, settlements, expenses or other amounts for which such Responsible Party has not otherwise been reimbursed (including attorneys and accountant fees and expenses, judgment fines and amounts paid in settlement), actually and reasonably incurred by such Responsible Party in connection with such claim, action, suit or proceeding, regardless of whether the Responsible Party is a Responsible Person at the time any such loss, damage, or expense is paid or incurred, so long as such Responsible Party was not guilty of gross negligence or willful misconduct with respect to such act or omission (“Indemnified Costs”). Expenses, including attorneys’ fees and expenses, incurred by any such indemnified Person in defending any such claim. action, suit or proceeding as to which such indemnified Responsible Party is entitled to indemnification hereunder shall be paid by the Company periodically in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such indemnified Responsible Party to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified by the Company. The right to indemnification and the advancement of expenses conferred in this Section 5.2.1 shall not be exclusive of any other right which any such Responsible Party may have or hereafter acquire under any other agreement (including the Preferred Unit Purchase Agreement), pursuant to law, vote of the Board or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Responsible Party. If this Section 5.2.1 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each such indemnified Responsible Party pursuant to this Section 5.2.1 to the fullest extent permitted by any applicable portion of this Section 5.2.1 that shall not have been invalidated.

Notwithstanding anything herein to the contrary, the Founder Member (and its Affiliates and Permitted Transferees) shall not be entitled to indemnification, advancement of expenses or any other remedy under this Section 5.2 with respect to any matter for which the Founding Member or its Affiliates (other than the Group Companies) have an obligation to indemnify the Company, the Preferred Member or any other Member or the Company has an obligation to indemnity to the Preferred Member or any other Member, in either case, whether arising under the Preferred Unit Purchase Agreement, the Asset Purchase Agreement, or otherwise, without regard to the availability of such indemnity as a result of the applicability of any deductible, threshold basket or any other limit on recovery.

5.2.2

The Board shall cause the Company to purchase and maintain insurance on behalf of the Responsible Parties and/or the Company and its Subsidiaries against any liability asserted against any Responsible Party and incurred by any Responsible Party in such Person’s capacity as such or arising out of the Responsible Party’s status in such capacity, regardless of whether the Company would have the power to indemnify the Responsible Party against that liability under this Section 5.2, to the extent that such insurance is available on commercially reasonable terms. In furtherance of the foregoing, the Company shall obtain and maintain directors’ and officers’ liability insurance with on terms and conditions (including for deductible and coverage limitation) reasonably satisfactory to the WP Member.

5.2.3

The Company and each Member hereby acknowledges that certain Responsible Parties that are Affiliates of the WP Member have certain rights to indemnification, advancement of expenses and/or insurance provided by its the WP Member (the “Fund Indemnitor”). The Company shall (a) be the indemnitor of first resort (i.e., its obligations to any Responsible Party are primary and any obligation of the Fund Indemnitor to advance expenses pursuant to Section 5.2.1 or to provide indemnification for the same expenses or liabilities incurred by such Responsible Party pursuant to Section 5.2 are secondary), (b) be required to advance the full amount of expenses incurred by any such Responsible Party pursuant to Section 5.2.1 and shall be liable for the full amount of all Indemnified Costs pursuant to this Section 5.2 to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and any such Responsible Party), without regard to any rights any Responsible Party may have against the Fund Indemnitor, and (c) irrevocably waive, relinquish and release the Fund Indemnitor from any and all claims against the Fund Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Fund Indemnitor on behalf of a Responsible Party with respect to any claim for which such Responsible Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Responsible Party against the Company. The Fund Indemnitor is an express third party beneficiary of the terms of this Section 5.2.3.

5.3 Waiver of Fiduciary Duties. This Agreement is not intended to, and does not, create or impose any implied duty (including, without limitation, any fiduciary duty and, for purposes of clarity, any prohibition on usurping opportunities of the Company) otherwise existing at law or in equity on any Member, Manager or any affiliate, officer, director, employee or agent of any Member in their capacity as such (each of the foregoing, a “Responsible Party”). To the fullest extent permitted by applicable law, and notwithstanding any duty otherwise existing at law or in equity, each of the Company, all Managers, any Member, and any other person or entity that is a party to or is otherwise bound by this Agreement (including, without limitation, (a) the Company in its capacity as a debtor or debtor in possession in a bankruptcy case commenced under 11 U.S.C. (a “Bankruptcy Case”), (b) any successor to the Company in a Bankruptcy

Case or otherwise, including, without limitation, a trustee, a litigation trust or estate representative, including, without limitation, a representative under 11 U.S.C. section 1123(b), and (c) any creditor or committee of creditors or equity holders seeking or obtaining standing to assert claims of the estate in a Bankruptcy Case) (each of the foregoing, a “Bound Party”) hereby expressly waives all duties (including, without limitation, any fiduciary duty) and, for purposes of clarity, any prohibition on usurping opportunities of the Company, that absent such waiver, may be implied at law or in equity or otherwise owed to a Bound Party, and in doing so, recognizes, acknowledges and agrees that the duties and obligations of the Responsible Parties are only as expressly set forth in this Agreement; provided that a Responsible Party shall act in good faith and in a manner that it subjectively believes is in or not opposed to the best interests of the Company.

5.4 Other Business Opportunities. Notwithstanding any duty otherwise existing at law or in equity, subject to Section 5.5, any Member and any person or entity affiliated with any of the Members may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company) of every kind and description, independently or with others, including, without limitation, businesses that may compete with the Company. Neither a Member nor any person or entity affiliated with any Member shall be required to present any such business opportunity or venture to the Company, any other Member or any Manager, even if the opportunity is of the character that, if presented to any of such persons or entities, could be taken by them. None of the Company, any other Member, any Manager or any person or entity affiliated with any of the foregoing shall have any rights in or to such business opportunities or ventures or the income or profits derived therefrom by virtue of this Agreement, notwithstanding any duty otherwise existing at law or in equity. The provisions of this Section 5.4 shall apply to each Member solely in their capacity as such and shall not be deemed to modify any contract or arrangement, including, without limitation, any noncompete provisions, otherwise agreed to by the Company and any Member.

5.5 Founder Parent.

5.5.1

Notwithstanding anything herein to the contrary, the Founder Parent, Founder Parent Controlled Affiliates (other than the Group Companies and including, for the avoidance of doubt any officer of the Group Companies) and Permitted Transferees shall not, anywhere in the United States of America, Canada or anywhere the Group Companies conducts business, directly engage in or pursue, or assist or facilitate any other person engaging in or pursuing any business opportunities, ventures or activities relating to the production of renewable fuels or that are otherwise competitive with the Business (“Competitive Activities”); provided however the foregoing shall not preclude or limit Founder Parent, Founder Parent Controlled Affiliates or any Permitted Transferees from (a) owning, for passive investment purposes not intended to circumvent this Agreement, less than 5% of the publicly traded securities of any Person or (b) acquiring, investing or participating in any enterprise of any Person that engages in Competitive Activities but which Competitive Activities are ancillary to the primary business of such enterprise, so long as (i) such Competitive Activities comprise less than ten (10%) percent of such Person’s annual consolidated revenues in the last fiscal year of such Person, (ii) the assets of such Person relating to or used in Competitive Activities have a fair market value less than the Fair Market Value of all outstanding Equity Securities of the Company, and (iii) the revenues generated by all Competitive Activities of Founder Parent, Founder Parent Controlled Affiliates (other than the Group Companies) and its Permitted Transferees do not exceed the revenues generated by the Company.

5.5.2

The Founder Parent (on behalf of itself and its Founder Parent Controlled Affiliates and Permitted Transferees), the Members and the Company agree that the foregoing restrictions in this Section 5.5 are (a) reasonable given the Founder Member’s and its Founder Parent Controlled Affiliates’ role with the Group Companies and its Affiliates and necessary to protect the interests of the Group Companies and its Affiliates and (b) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive termination of this Agreement for any reason whatsoever for so long as the WP Member owns any Equity Securities of the Company. The Founder Parent, the Company and the Members further agree that any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any remaining restrictions. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 5.5 is too broad to be enforced as written, the parties hereby authorize the court or other legal body to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. It is impossible to measure in money the damages that will accrue to the Group Companies or any of its Affiliates in the event that the Founder Parent, any Founder Parent Controlled Affiliates or any Permitted Transferees thereof breaches any of the restrictions in this Section 5.5 to which it is subject. In the event that the Founder Parent, any Founder Parent Controlled Affiliates or Permitted Transferees thereof engages in any conduct inconsistent with this Section 5.5, the WP Member shall be entitled to an injunction restraining the Founder Parent, any Founder Parent Controlled Affiliates or Permitted Transferees thereof (or requiring the Founder Member to restrain any Founder Parent Controlled Affiliates or any Permitted Transferees) from violating such restriction (without posting any bond). If the WP Member shall institute any action or proceeding to enforce any such restriction against the Founder Parent, any Founder Parent Controlled Affiliates and Permitted Transferees thereof, the Founder Parent (on behalf of itself, any Founder Parent Controlled Affiliates and any Permitted Transferees) hereby waives the claim or defense that the Company or the WP Member has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company or the WP Member has an adequate remedy at law. The foregoing shall not prejudice the Company’s or the WP Member’s other rights or remedies under applicable law or equity.

ARTICLE 6.

ACCOUNTS AND REPORTS; COVENANTS

6.1 Fiscal Year. The Company’s accounting period will be from January 1 through December 31 (the “Fiscal Year”), unless and until changed by the Board.

6.2 Access. Each Member shall have the right, at its own expense, subject to Section 2.5 and so long as such Member is not in breach of Section 2.5, at any reasonable time during regular working hours, on reasonable prior notice and for purposes reasonably related to the interest of such Person as a Member, to (a) reasonably inspect facilities, properties, books and records of the Group Companies (and to make copies thereof) and (b) discuss the business, operation and condition of the Group Companies with their appropriate officers and/or members of management.

6.3 Reports.

6.3.1

The Company shall cause the books of account to be closed promptly after the close of each Fiscal Year and will prepare and within ninety (90) days after the end of each Fiscal Year, the Company will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, an IRS Schedule K-1 and, subject to Section 2.5 such other information, if any, with respect to the Group Companies as may be reasonably requested by such Member in order to file or prepare tax returns and reports or to obtain any available exemption from, reduction in, or refund of withholding or other taxes, or to claim any tax credit with respect thereto.

6.3.2

The Company shall cause to delivered to each Preferred Member holding at least one percent (1%) of the Units in proportion to their respective Percentage Interests, the following documents or reports: (a) within one-hundred twenty (120) days after the end of each Fiscal Year, a consolidated audited income statement and statement of cash flows for the Group Companies for such Fiscal Year and a consolidated audited balance sheet for the Group Companies as of the end of such Fiscal Year, all prepared in accordance with the GAAP; (b) within sixty (60) days after the end of each of the first three fiscal quarters, a consolidated unaudited income statement and statement of cash flows for the Group Companies for such quarter and a consolidated balance sheet for the Group Companies as of the end of such quarter in accordance with GAAP (except for customary year-end adjustments and except for the absence of notes); and (c) such other information and documentation relating to the Group Companies as may be reasonably requested by any such Preferred Member.

ARTICLE 7.

TRANSFERS

7.1 General. Each Member agrees that such Member will not Transfer all or any portion of its Equity Securities except in compliance with this Article 7 and unless such Transfer is effected in compliance with all applicable laws. Any purported Transfer in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and neither the Company nor any Member shall recognize any such Transfer. In addition, each Member agrees not to make any Transfer of any Equity Securities as permitted hereunder unless and until: (i) the transferor shall have given written notice to the Company describing the manner and terms of such proposed Transfer, the identity of such proposed transferee and such other information as the Company may reasonably request and (ii) such notice contains an agreement by the transferee to be bound by all of the terms and conditions of this Agreement in form and substance reasonably satisfactory to the Company and contains representations and warranties by the transferor and transferee that such Transfer was made in accordance with all applicable laws and this Agreement. The transferee of Units who satisfies the foregoing and who acquired such Units in accordance with the other provisions of this Article 7 shall be admitted as a Member and will succeed to all (or a pro rata portion, as the case may be) of the capital contributions of the transferor of such Units, including all adjustments made thereto, and will have all of the rights and powers and be subject to all of the restrictions and liabilities of a Member under this Agreement holding such Units. Upon the admission of a transferee Member, the Company will amend Exhibit A to reflect the name and address of, and number of Units held by, such transferee, and to eliminate or adjust, if necessary, the name, address and Units of the transferring Member. Upon Transfer of all of a Member’s Units, such Member will be deemed withdrawn as a Member of the Company.

7.2 No Transfers. No Member may Transfer all or any portion of its Equity Securities other than pursuant to Sections 7.3, 7.4, 7.5, 7.6 and 7.7. For the avoidance of doubt, the Founder Member or any of its Affiliates or Permitted Transferee may only Transfer any portion of its Equity Securities (a) to a Permitted Transferee, (b) in a Change of Control, subject to Sections 7.3 and 7.7, or (c) as a Dragged Member pursuant to Section 7.7, in each case only after the Deferred Purchase Price Payment Date (as defined in the Preferred Unit Purchase Agreement. Notwithstanding anything to the contrary, no Member may Transfer any of its Equity Securities if the Transfer could cause Company to be classified as a publicly traded partnership within the meaning of Code section 7704.

7.3 Change of Control and Co-Sale Right.

7.3.1

Subject to Section 7.1, if the Founder Member or any Affiliate or Permitted Transferee thereof (“Transferor”) desires to effect a Transfer to a third party in one transaction or a series of related transactions, which transaction or series of transactions would constitute or result in a Change of Control, the Transferor shall give the Company and each Preferred Member written notice at least fifteen (15) Business Days prior to the proposed date of such Transfer of the Transferor’s intention to make such Transfer (the “Transfer Notice”), which shall include (a) a description of the Equity Securities to be transferred (the “Offered Securities”), (b) the identity and address of the prospective transferee (“Transferee”) and (c) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective Transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. Any Transfer of Units to a third party must be made in compliance with the provisions of this Section 7.3.

7.3.2

The Transferor shall not Transfer any Units unless the Transferor (a) first offers to make a payment to each Preferred Member in an amount in cash equal to such Preferred Member’s Unpaid Preferred Return Amount (which shall be deemed for all purposes hereunder to have reduced the Preferred Return to zero) (such transactions, the “Preferred Return Payment”), and (b) second offers each Member (including for the avoidance of doubt the Preferred Members), the opportunity to include Units in the sale to the proposed Transferee upon the same terms and conditions offered to the Transferor by such Transferee (the “Co-Sale”), provided that in connection with the Co-Sale such Member shall not be required to enter into any non-competition, non-solicitation or similar arrangement or provide any indemnity in excess of such Member’s share of the proceeds and escrow allocated in accordance with Section 8.2, calculated as if the equity value paid in such transaction was reduced by the amount of such indemnity claim. The number of Units that the Transferor and each Preferred Member shall be entitled to have included in such sale pursuant to clause (b) above will be a number determined by multiplying (i) the number of Units initially proposed to be sold by the Transferor by (ii) a fraction, the numerator of which is the total number of Units then held by such Transferor or such Preferred Member, as the case may be, and the denominator of which is the total number of Units then held by the Transferor and all of the Preferred Members. Each Preferred Member shall have a period of ten (10) Business Days (the “Offer Period”) following the delivery of the Transfer Notice to such Preferred Member to give the Transferor written notice of its desire to participate in the Preferred Return Payment and/or the Co-Sale (each such participating member, a “Participating Member”), stating in such notice (A) whether the Participating Member is electing to receive the Preferred Return Payment and/or (B) the number of Units such Preferred Member wishes to sell in the Co-Sale, and if no such notice is given within the Offer Period, such Preferred Member shall be deemed to have chosen not to participate. The number of Units to be sold by the Transferor shall be reduced by the number of Units elected to be sold by the Participating Members in the Co-Sale, and the proceeds from any such Co-Sale pursuant to this Section 7.3.2 shall be allocated (a) first, to each Preferred Member (whether or not participating in the Co-Sale) in an amount in cash equal to such Preferred Member’s Unpaid Preferred Return Amount until the Preferred Return on all Preferred Units is reduced to zero, and (b) then pro rata to each Participating Member in accordance with the number of units participating in the Co-Sale transaction.

7.3.3

If any prospective Transferee refuses to purchase securities subject to the right of co-sale set forth in this Section 7.3 from any Participating Member, the Transferor may not sell any Offered Securities to such prospective Transferee.

7.3.4

The exercise or election not to exercise any right by any Preferred Member hereunder shall not adversely affect its right to participate in any other sales of Offered Securities subject to this Section 7.3.

7.3.5	The rights and obligations of the Members pursuant to this Section 7.3 shall terminate and be of no further force and effect upon the consummation of an Initial Public Offering.

7.4 Involuntary Transfer. Subject to and without limiting the other conditions, requirements, terms and conditions of this Article 7 (including Section 7.1), if any Member is nonetheless required by applicable law to Transfer any Equity Securities or otherwise make an involuntary Transfer thereof, then such Member shall first be required to provide written notice thereof to the Company, which notice shall set forth a description of such Equity Securities, and the Company, at the election of the Board, shall have the right to purchase such Equity Securities for cash at the Fair Market Value thereof, which Fair Market Value shall be determined by the Board in good faith; provided that if the Board is unable make such determination, then such determination shall instead be made by an independent valuation firm selected by the Board and reasonably satisfactory to the Preferred Member. To the extent any such Equity Securities are not purchased by the Company pursuant to this Section 7.4, such Member shall then be required to provide written notice thereof to the other Members, which notice shall set forth a description of any such remaining Equity Securities to be Transferred. The other Members shall have the right to offer to purchase such Equity Securities from the Member prior to any Transfer to a third party at the Fair Market Value determined by an independent valuations firm selected by the Board and reasonably satisfactory to the Preferred Member.

7.5 Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, Sections 7.3, 7.4 and 7.7 shall not apply to any of the following (each, a “Permitted Transfer” and the transferee, a “Permitted Transferee”): (a) any repurchase by the Company of any Equity Securities made in accordance with this Agreement; (b) any Transfer by the Founding Member to another wholly-owned Subsidiary of Calumet Specialty Products Partners, L.P., provided that such Subsidiary is a creditworthy entity and not a restricted subsidiary under any financing arrangements of Calumet Specialty Products Partners, L.P. or its Affiliates, (c) any Transfer by any Member (other than the Founding Member) to its Affiliates who are not Competitors of the Group Companies, or (d) any Transfer by the WP Member to its Affiliates or any fund or entity managed or controlled by Warburg Pincus LLC or its Affiliates.

7.6 Liquidity Transaction. At any time following the fifth (5th) anniversary of the Effective Date, if the Company has not had an Initial Public Offering or Change of Control, (a) the WP Member, shall have the right, but not the obligation, to deliver a written notice to the Company (a “Liquidity Request”) directing the Company to commence a process to effect a transaction that, if consummated, would result in an Initial Public Offering or Change of Control (a “Liquidity Transaction”), including by engaging, underwriter(s), at the Company’s sole expense, an investment bank and such other advisors as reasonably acceptable to the Company to represent the Company with respect to such Liquidity Transaction, and (b) the Company and each Member hereby agrees that, upon receipt of such notice, it shall use its commercially reasonable efforts to reasonably cooperate in connection therewith and take such actions with respect thereto as the WP Member shall reasonably request, including identifying any interested parties, making diligence materials available and negotiating and executing the definitive documents with a party selected by the WP Member on such terms and conditions as the WP Member shall determine preparing a registration statement, purchase agreement or such other documents as the WP Member may reasonably request in furtherance of such transaction, and to the extent applicable, cooperating in good faith to provide transitional services as may be required by such third party purchaser; provided, however, that the Company shall have a right of first offer to acquire the Units of the WP Member for cash consideration prior to commencing a process to effect a Liquidity Transaction (a “Company Offer”). A Company Offer must be delivered within thirty (30) days following the receipt from the WP Member of such Liquidity Request (a “Company Offer Period”) and must set forth the proposed purchase price in cash consideration and other material terms and conditions of the Company Offer. WP Member shall accept or reject the Company Offer by written notice within twenty (20) days following receipt of such Company Offer; provided that failure to accept or reject a Company Offer within such twenty (20) day period shall be deemed a rejection of the Company Offer. The purchase contemplated by the Company Offer must be consummated within thirty (30) days after the delivery of the WP Member’s acceptance. If (i) no Company Offer is made by the end of the Company Offer Period, (ii) if a Company Offer was made during the Company Offer Period and was accepted by the WP Member, but the purchase contemplated by the Company Offer was not consummated within the thirty (30) day period following the WP Member’s acceptance or (iii) if a Company Offer was made during the Company Offer Period and such Company Offer was rejected by the WP Member, then, the WP Member shall have the right to effect a Drag Transaction with respect to any Liquidity Transaction; provided, that if a Company Offer was made during the Company Offer Period and such Company Offer was rejected by the WP Member, then the WP Member shall only have the right to effect a Drag Transaction with respect to a Liquidity Transaction that ascribes an equity value to the Company that exceeds the equity value implied by the Company Offer that was rejected by the WP Member. Subject to the Company and each Member’s compliance with this Section 7.6, the WP Member shall not be entitled to submit (A) more than one Liquidity Request in any fifteen (15) consecutive month period and (B) a Liquidity Request less than twelve (12) months after the WP Member provides notice to the Company that it no longer wishes to pursue a process for a Liquidity Transaction initiated by the WP Member. For the avoidance of doubt, any process for a Liquidity Transaction initiated by the Company or any other Member shall not be deemed to be a Liquidity Request of the WP Member. If requested by the WP Member in connection with any proposed Liquidity Transaction (and in any event prior to the consummation thereof), the Founder Member shall, and shall cause the Founder Member Controlled Affiliates to take such actions as the WP Member shall reasonably request to eliminate or reduce any dependencies of the Company Group Members on the Founder Member and its Affiliates, including taking or causing to be taken, the actions contemplated by Section 4.4 of the Preferred Unit Purchase Agreement.

7.7 Drag-Along Rights

7.7.1

If at any time the Founder Members undertakes any Change of Control or the WP Member, exercises its rights under Section 7.6 (the Founder Member or the WP Member as applicable, the “Dragging Member”, and each a “Drag Transaction”), then this Section 7.7 shall apply; provided that, any Drag Transaction prior to the third (3rd) anniversary of the Effective Date must satisfy the applicable Minimum Return Requirement. The Dragging Member may exercise its rights pursuant to this Section 7.7 by providing written notice (the “Drag-Along Notice”) to each other Member (the “Dragged Member”) and the Company of any Drag Transaction at least fifteen (15) Business Days prior to the date of the consummation of such Drag Transaction. The Drag-Along Notice shall set forth the aggregate amount of cash or Equity Securities to be delivered or paid in the Drag Transaction in respect of the Units (the “Drag Consideration”) the identity of the purchaser, the form of the Drag Consideration, and the date of consummation (proposed or otherwise).

7.7.2

Each Dragged Member shall, upon receipt of a Drag-Along Notice, agree to (i) vote for, consent to, raise no objection to and take all actions reasonably required, necessary or desirable in connection with such Drag Transaction, (ii) waive any dissenters’ rights, appraisal rights or similar rights that such Dragged Member may have under applicable law in connection with such Drag Transaction, (iii) appoint a single Member representative, designated by the Dragging Member (and reasonably acceptable to the Founder Member or WP Member, as applicable), to effect such Drag Transaction and to act on behalf of, including by negotiating, executing and delivering any agreements on behalf of, all of the Members in connection with such Drag Transaction, and the establishment of a reasonable reserve from the proceeds of the Drag Transaction to reimburse such representative for the costs and expenses incurred by such representative in such capacity and (iv) in the case of a Drag Transaction involving a sale, redemption or other transfer of Units, sell, redeem or transfer, as applicable, the percentage of each class and series of Units beneficially owned by such Dragged Member, equal to the same percentage that the Units being sold, redeemed or transferred by the Dragging Member represent of all of the Units beneficially owned by such Dragging Member, in each case on the terms and conditions approved by such Dragging Member in compliance with this Section 7.7. As reasonably requested by such Dragging Member, the Company and the Dragged Members shall cooperate fully with such Dragging Member and the purchaser or applicable counterparty to consummate the Drag Transaction. Each Dragged Member shall make, or agree to, the same representations, warranties, covenants and agreements as the Dragging Member makes, or agrees to, in connection with such Drag Transaction, including with respect to any indemnities, holdbacks, earn-outs, amounts in escrow, deferred consideration or other contingent consideration, except that (i) each Dragged Member shall only be required to make representations and warranties related to the Dragged Member’s valid ownership of its Units, free of all liens and encumbrances (other than those arising under applicable securities laws) and such Dragged Member’s authority, power and right to enter into and consummate such Drag Transaction without violating any other agreement or any applicable law and no Dragged Member shall be required to enter into any non-competition, non-solicitation or similar arrangement or provide any indemnity in excess of such Dragged Member’s share of the proceeds and escrow allocated in accordance with Section 8.2, calculated as if the equity value paid in such transaction was reduced by the amount of such indemnity claim. If requested by the Dragging Member, the Company shall enter into such agreements that are reasonably necessary to implement the Drag Transaction.

7.7.3

The obligations of each Dragged Member pursuant to this Section 7.7 are subject to the Drag Consideration to be received by such Dragged Member which shall be allocated (a) first, to each Preferred Member (whether or not participating in the Drag Transaction) in an amount in cash equal to such Preferred Member’s Unpaid Preferred Return Amount until the Preferred Return on all Preferred Units is reduced to zero, and (b) then pro rata to each Participating Member in accordance with the number of units participating in the Drag Transaction.

7.7.4	The rights and obligations of the Members pursuant to this Section 7.7 shall terminate and be of no further force and effect upon the consummation of an Initial Public Offering.

ARTICLE 8.

DISSOLUTION AND TERMINATION

8.1 Dissolution Events. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up, upon the first to occur of the following (each, a “Dissolution Event”):

(a)	the written consent of (i) the Board, (ii) a Majority in Interest and (iii) the WP Member in accordance with Section 9.1.11;

(b)	any sale, exchange or other disposition of all or substantially all of the assets of the Company (in a single transaction or series of transactions approved in accordance with this Agreement); and

(c)	any other event causing a liquidation, dissolution or winding up of the Company under the Act, including the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Notwithstanding any other provision of this Agreement, any liquidation, dissolution or winding up of any Member under the Act, including the entry of a decree of judicial dissolution under Section 18-802 of the Act shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

8.2 Winding Up; Dissolution; Liquidation. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Board or a Person designated thereby (the “Liquidator”) shall (a) be responsible for overseeing the winding up and liquidation of the Company, (b) proceed diligently to wind up the affairs of the Company and (c) take full account of the liabilities of the Company and its assets and shall either cause its assets to be sold or distributed and, if sold, such sale shall be as promptly as is consistent with obtaining the Fair Market Value thereof. The Liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the Liquidator may reasonably determine). Thereafter, the remaining assets of the Company shall be distributed to the Members in proportion to their respective Percentage Interests; provided that (a) the remaining assets shall be distributed, first, to the Preferred Members in proportion to their relative Unpaid Preferred Return Amounts until they have been reduced to zero, and (b) thereafter, to the Members (including the Preferred Members and for as long as Incremental Calumet Units are outstanding, the holders of the Incremental Calumet Units in proportion to their respective Percentage Interests).

8.3 Certificate of Dissolution; Certificate of Cancellation. As soon as possible following the occurrence of a Dissolution Event, the Liquidator shall cause to be executed a certificate of dissolution in such form as shall be prescribed by the Delaware Secretary of State and file such certificate of dissolution as required by the Act. The Liquidator shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Certificate upon the completion of the winding up of the affairs of the Company.

ARTICLE 9.

GOVERNANCE AND MANAGEMENT

9.1 Board of Managers.

9.1.1

The business and affairs of the Company shall be managed by or under the direction of a board of one or more Managers (the “Board” or “Board of Managers”). Subject to Section 9.1.9 and Section 9.1.11, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company described herein, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the laws of the State of Delaware. Each Manager is hereby designated a “manager’ of the Company within the meaning of the Act. Without limiting the generality of the powers of the Board, the actions set forth in Exhibit C shall be taken only upon the approval of the Board; provided that there shall not be a breach of this Section 9.1.1 if any such action is ratified by the Board within thirty (30) days of its occurrence. As soon as practicable following the Effective Date, the Board, acting by unanimous consent (including the consent of the WP Manager) will adopt a delegation of authority policy (the “Delegation of Authority Policy”).

9.1.2	Subject to Sections 9.1.3 and 9.1.11, the Board shall consist of such number of individuals (each, a “Manager”) as may be fixed from time to time by the appropriate vote of a Majority in Interest.

9.1.3

The Board of Managers shall consist of up to four (4) Managers, of whom (i) three (3) Managers shall be appointed by the Founder Member (the “Founder Managers”), and (ii) one (1) Manager shall be appointed by the WP Member (the “WP Manager”) until the later of (i) the payment in full of the WP Member’s Preferred Return or (ii) the date on which the WP Member no longer holds at least a ten percent (10%) Percentage Interest. The initial Founder managers shall be Stephen P. Mawer, L.Todd Borgmann and Bruce A. Fleming and the initial WP Manager will be Jeffrey Luse.

9.1.4

The term of a Manager shall continue until his or her successor is elected and qualified or his or her earlier death, resignation, disqualification or removal. A Manager may be removed with or without cause at any time only by the Person or group of Persons who are then entitled to designate such Manager.

9.1.5

The Board will have the full, exclusive and complete discretion to manage, control and direct the business and affairs of the Company and, except only as otherwise authorized or delegated by the Board or as specifically provided in this Agreement, to make all decisions affecting the business and affairs of the Company.

9.1.6

Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called at any time by any Manager. A meeting of the Board may be held only with at least five (5) Business Days’ notice to each Manager (in accordance with Section 11.8), or forty-eight (48) hours’ notice delivered personally or by e-mail or other generally accepted means of electronic transmission with a verification of delivery (other than by automated response). Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to such Manager prior to its commencement. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another and be heard by the others. Participation in a meeting in such manner constitutes a presence in person at such meeting. Meetings of the Board shall be governed by a Chairman, who shall be designated by a majority of the Managers then in office. The presence in person or by proxy of at least a majority of the Managers then in office and the WP Manager will constitute a quorum and will be required for any meeting of the Board. If a quorum is not present at any meeting of the Board, the Managers present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Subject to Section 9.1.11, the act of a majority of votes allowed to be cast by the Managers present at a meeting of the Board at which a quorum is present shall be the act of the Board. At all meetings of the Board, each Manager shall have one vote. Every Manager entitled to vote at a meeting of the Board may authorize another voting Manager to act for him or her by proxy; provided that such proxy shall be executed in writing and filed with the secretary of the Company before the time of the meeting and shall be valid only for the particular meeting designated therein. The Company shall pay the reasonable out-of-pocket expenses incurred by each Manager in connection with attending the meetings of the Board and any committee thereof or acting in his or her capacity as a member of the Board and any committee thereof.

9.1.7

The Managers may act in their capacity as Managers without a meeting of the Board or a committee thereof if forty-eight (48) hours after a draft written consent is received by all Managers and such written consent is approved and signed by Managers sufficient under this Agreement and the Act to authorize or take such action at a meeting in which all Managers on the Board or committee, as applicable, were present.

9.1.8

The Board may establish committees of the Board composed of such Managers as determined by the Board (“Committees”); provided, that the WP Manager shall be entitled to be a member of any such Committee. The Board may delegate to such committees such power and authority as the Board determines is appropriate; provided, that the Board may not delegate to a Committee any of the matters addressed by Section 9.1.11. Any committee acting within the scope of its delegated authority will have the power and authority vested to such committee by the Board.

9.1.9

The Company shall keep the Board and the WP Manager apprised of the details of any amendment, waiver, modification, or enforcement of any transaction, agreement, contract, arrangement, understanding, dispute or other matter (as well as the status of any negotiations or discussions relating thereto) between or involving the Company and its subsidiaries, on the one hand, and the Founder Member and any of its Affiliates or Permitted Transferees (other than the Company and its subsidiaries), on the other hand (each an “Affiliated Transaction ”). Upon reasonable request, the WP Manager shall have the right to review any documentation or diligence materials relating to the negotiation, entry into, amendment of, waiver, modification, or enforcement of any Affiliated Transaction.

9.1.10

Except with the authorization of the Board (or as expressly set forth herein), no individual Manager (in such Manager’s capacity as such) is authorized or empowered to execute, deliver or perform any agreements, acts, transactions or matters contemplated in this Agreement on behalf of the Company or as agent for the Company; provided that the foregoing shall not be deemed to limit any authorization of an officer of the Company (in his or her capacity as such) that is also a Manager to execute, deliver or perform agreements, acts, transactions or other matters if authorized.

9.1.11

Notwithstanding anything in this Agreement to the contrary, the Company shall not take any of the following actions except with majority vote of the Board, including the affirmative vote of the WP Manager (for as long as the WP Member is entitled to appoint a Manager to the Board of Managers pursuant to Section 9.1.3 and with each reference to the Company below to be construed as a reference to the Company and its Subsidiaries):

(a)	entry into or investment in any line of business other than the Business of the Company as currently conducted;

(b)	the commencement, initiation, settlement, resolution or dismissal of any individual or series of related, litigation, arbitration or administrative proceedings for an amount in excess of $1,000,000;

(c)

the amendment, restatement or waiver (whether by amendment, waiver, recapitalization, merger or otherwise) of the constituent documents of the Company in a manner that disproportionately and adversely affects the powers, preferences or rights of the Preferred Units or the Preferred Members;

(d)

the creation, authorization or issuance of any (i) any Common Units or Equity Securities pari passu with Common Units unless such Common Units or Equity Securities are issued at a price at or above Fair Market Value and at a price per unit that is at or above the price per unit paid by the WP Member for its Equity Securities at its Invested Cost, and (ii) Equity Securities unless such Equity Securities are issued at a price at or above Fair Market Value and such Equity Securities rank junior to the Preferred Units with respect to its rights, preferences and privileges or are issued under an Equity Compensation Plan in accordance with the terms and conditions of Section 9.1.11(l) below; provided, that, for the avoidance of doubt, nothing in this Section 9.1.11(d) shall prohibit the issuance if the Incremental Calumet Units in accordance with Section 3.9;

(e)

the undertaking of an Initial Public Offering, unless the implied equity valuation of the Issuer’s Equity Securities that are exchanged for Equity Securities of the Company in such Initial Public Offering is equal or greater than $1,600,000,000 and at least 20% of Issuer’s Equity Securities have been issued to the public (a “Qualified IPO”);

(f)	the dissolution, liquidation or winding up of the Company or the commencement of a voluntary bankruptcy or other proceeding seeking reorganization or similar relief;

(g)

the incurrence, issuance, assumption or guarantee of any Indebtedness in excess of $100,000,000, in the aggregate, following the Effective Date unless (i) the Group Companies’ pro forma Indebtedness remains below 2.5x the Company’s earnings before interest, taxes, depreciation and amortization over the past twelve (12) months as such items are determined in the Company’s final audited financial statements for the relevant Fiscal Year (the “EBITDA Cap”), (ii) the use of proceeds from such Indebtedness is solely to refinance any existing Indebtedness of the Group Companies and the Group Companies’ total Indebtedness does not increase in connection with or as a result of such refinancing, or (iii) the incurrence, issuance or guarantee is in connection with an acquisition or growth project such that the Group Companies’ pro forma Indebtedness remains below the EBITDA Cap, as adjusted for the acquisition or growth project by the estimated EBITDA for such acquisition or growth project in an amount approved by the Board and the WP Member;

(h)	the selection or replacement of the auditors of the Company with any auditor other than to one of the “big four” independent certified public accountants;

(i)	the making of, or any change in, any tax election that causes a material change to the Company’s classification for tax purposes;

(j)

(i) pay or declare any dividend or make any distributions, except in accordance with Section 4.1 or (ii) except for the Incremental Calumet Redemption made in accordance with Section 3.9, repurchase or redeem any Equity Securities of the Company, except as set forth herein;

(k)

(i) hire, terminate or replace the chief executive officer of the Company or Montana Renewables LLC (“CEO”) or (ii) make any material compensation decisions or enter into, amend or terminate any employment agreement with the CEO;

(l)

enter into, create, adopt or amend any plan, program, policy, agreement or arrangement that provides for the issuance of Equity Securities to current or former employees, directors, consultants or other service providers to any Founder Parent Controlled Affiliate or to the Company or any of its Subsidiaries (collectively, “Management”) or provides Management with the right to receive cash or property by reference to the value of Equity Securities (each an “Equity Compensation Plan”);

(m)	the adoption of and any changes to (i) the actions set forth in Exhibit C and (ii) the Delegation of Authority Policy; and

(n)	the entry into any agreement or commitment or otherwise become bound or obligated to do or perform any of the foregoing actions.

9.2 Officers and Agents.

9.2.1

The day-to-day management of the Company may be vested in such Persons as the Board may designate from time to time, in each case, and at all times, under the supervision of the Board. Day-to-day management of the Company is delegated to the President and Chief Executive Officer, Chief Financial Officer, Executive Vice President – Montana Renewables and Corporate Development, Vice President – General Counsel and Secretary, Vice President – Tax and Assistant Treasurer, and Treasurer of the Company, and the below sets forth the officers of the Company as of the Effective Date:

NAME OF OFFICER	OFFICE
LOUIS TODD BORGMANN	PRESIDENT AND CHIEF EXECUTIVE OFFICER

VINCENT DONARGO	CHIEF FINANCIAL OFFICER

BRUCE A. FLEMING	EXECUTIVE VICE PRESIDENT – MONTANA RENEWABLES AND CORPORATE DEVELOPMENT

GREGORY J. MORICAL	VICE PRESIDENT – GENERAL COUNSEL AND SECRETARY

PHILIP MURPHY	VICE PRESIDENT – TAX AND ASSISTANT TREASURER

JEAN-PIERRE BREAUX	TREASURER

9.2.2

The Board may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Board may delegate to any such Persons such authority to act on behalf of the Company as the Board may from time to time deem appropriate.

9.2.3

The Board may appoint officers at any time, and the officers shall include a chief executive officer and may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a treasurer, one or more assistant treasurers, and any other officers that the Board deems appropriate (in addition to those required by applicable law). The officers will serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment. Any individual may hold any number of offices, and an officer may, but need not, be a Member or Manager. The officers will exercise such powers and perform such duties as specified by the Board, subject to Section 9.2.1. Subject to this Agreement and to the rights, if any, of an officer under any separate written agreement, any officer may be removed, either with or without cause, by the Board. Any officer may resign at any time by giving written notice to the Board. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

9.3 Reliance. In exercising their authority and performing their duties under this Agreement, the Managers and officers of the Company will be entitled to rely on information, opinions, reports or statements (including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions might properly be paid) of: (a) one or more employees or other agents of the Company or in subordinates whom the Manager or officer reasonably believes to be reliable and competent in the matters presented; and (b) any attorney, public accountant or other Person as to matters which the Manager or officer reasonably believes to be within such Person’s professional or expert competence, unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

ARTICLE 10.

CERTAIN OTHER AGREEMENTS

10.1 Budget and Business Plans. The Company shall prepare a proposed annual operating and capital budget and business plan for the Group Companies for each Fiscal Year beginning for the Fiscal Year 2023 and shall submit such budget and business plan to the Board for approval not less than thirty (30) days prior to the commencement of such Fiscal Year (any such budget and business plan so approved by the Board , the “Approved Budget and Business Plan”).

10.2 Compliance with Laws. The Company shall ensure that each Group Company complies in all material respects with all applicable laws. Without limiting the generality of the foregoing, the Company shall in all material respects ensure that: each Group Company holds (and maintains the validity of) all permits, licenses and authorizations from or with the relevant governmental authority required in respect of the due and proper establishment, business and operations of such Group Company (as contemplated to be conducted in the Approved Budget and Business Plan).

10.3 Bank Accounts. The Company shall ensure that each Group Company opens and maintains a bank account in its name with such bank as may be determined by the Board. Such accounts shall be operated as the Board, or the board of managers or directors of the relevant Group Company, shall resolve from time to time. The Company shall ensure that all payments to or by the Company or any other Group Company shall be paid into or withdrawn from such account or accounts.

10.4 Affiliate Contracts. The Company and its Subsidiaries are party to, and may from time to time enter into agreements, with their Affiliates so long as such agreements are on an arm’s length basis (each, an “Affiliate Contract”). If, in the good faith determination of the WP Member, the Company or the applicable Subsidiary fails to diligently pursue the exercise or enforcement of any term or condition in any Affiliate Contract or if the WP Member reasonably believes in good faith that the counterparty to such Affiliate Contract is in breach or violation thereof, then the WP Member shall have the right, at the sole cost and expense of the Company to exercise or enforce any such term or condition on behalf of the Company or the applicable Subsidiary or to cause the Company to exercise or enforce any such term or condition (and the WP Member shall have the right to appoint officers of the Company to take such action, to the extent that the WP Member determines in good faith that such appointment is necessary in order to enforce or give effect to its rights under this Section 10.4).

10.5 Preferred Return Payment. Notwithstanding Section 4.1, at any time, the Board, at its sole discretion, may elect to pay each Preferred Member an amount in cash equal to such Preferred Member’s Unpaid Preferred Return Amount by giving written notice thereof to the Company (a “Preferred Return Payment Notice”). As soon as practicable, but no later than twenty (20) days after the delivery of Preferred Return Payment Notice to the Preferred Member, the Company shall pay to each Preferred Member an amount in cash equal to such Preferred Member’s Unpaid Preferred Return Amount and such Preferred Member shall continue to be a Preferred Member pursuant to this Agreement. Upon the closing of a Qualified Initial Public Offering, each of the Company and Warburg Pincus shall have the right to elect to convert all (but not less than all) of the Preferred Units (a) first by the Company paying each Preferred Member an amount in cash equal to such Preferred Member’s Unpaid Preferred Return Amount and (b) thereafter, the Preferred Units shall automatically convert into the same number of Common Units and be entitled to participate in any distributions of Available Cash to the Members in proportion to their respective Percentage Interests.

10.6 Initial Public Offering.

(a)

The Company and the Members acknowledge and agree that at any time, subject to the provisions of Section 9.1.11, the Board may request (or any of its Subsidiaries if approved by the Board), or the WP Member pursuant to Section 7.6 and 7.7 may require, that the Company initiate an Initial Public Offering. The Company and the Members shall be deemed to have approved any Initial Public Offering initiated in accordance with the prior sentence and the process related thereto, which Initial Public Offering shall be effected in accordance with this Section 10.6. Subject to Section 9.1.11, the Company and each of the Members shall take all reasonable actions (i) to cause the Issuer to file a registration statement on Form S-1 to effect an Initial Public Offering (or to consummate a similar initial public offering pursuant to a comparable process under applicable foreign securities laws) and (ii) in connection with the consummation of any Reorganization and the Initial Public Offering as the Board so requests, including (x) the approval of a merger or conversion of the Company or one or more of its Subsidiaries with and into a corporation or other entity, (y) the execution of applicable customary holdback and underwriting agreements, and (z) compliance with the requirements of all laws, exchanges and other regulatory and self-regulatory organizations that are applicable to, or have jurisdiction over, such Initial Public Offering.

(b)

Any Initial Public Offering relating to the Company or its Subsidiaries may be effected at the Company level or at the level of a Subsidiary of the Company (the applicable entity, including any successor entity to the Company or any Subsidiary thereof, the “Issuer”). In connection with an Initial Public Offering approved in accordance with the terms of this Agreement, the Board may approve a reorganization of the Company or any of its Subsidiaries, whether involving a merger, contribution of equity securities, share exchange or otherwise (a “Reorganization”). Pursuant to such Reorganization, if so determined by the Board, the Members shall receive common stock of the Issuer in exchange for the Equity Securities of the Company then held by the Members. Notwithstanding anything to the contrary contained herein, in connection with an Initial Public Offering, the Board may cause the Company implement an “Up-C Structure” in which the business of the Company is continued to be conducted by the Company as a limited liability company with the Issuer being admitted as the manager or any similar structure, including by causing any direct or indirect holder of interests in the Founder Member that is taxable as a corporation for U.S. federal income tax purposes to be the Issuer (the “Up-C Structure”). Any amount paid by the Issuer under a tax receivables or similar agreement in connection with the Up-C Structure shall be shared among the Members based on a pro rata utilization of the tax benefits provided to the Issuer by the Members. Notwithstanding the foregoing, at any time that the Board determines to effect a Reorganization or implement an Up-C Structure pursuant to this Section 10.6(b), each Member shall be entitled to exchange its Units for securities of the Issuer which reflect and are consistent with the terms of the Units as in effect immediately prior to such Reorganization or implementation of Up-C Structure with respect to seniority, preference, economic interest, board rights, approval rights and other rights and obligations.

(c)

Until immediately prior to the consummation of the Initial Public Offering, all of the rights of the Members under this Agreement and in connection with any Reorganization shall be preserved (either by entering into a shareholders agreement with the Registered Entity, keeping this Agreement in effect, including corresponding provisions in the Registered Entity’s certificate of incorporation or other organizational documents or otherwise). Following the Initial Public Offering, all of the rights of such Members under this Agreement and in connection with any Reorganization that do not terminate by their terms prior to or concurrent with consummation of the Initial Public Offering shall be preserved as nearly as practicable for a publicly traded company (by entering into a new shareholder agreement with the Registered Entity including corresponding provisions in the Registered Entity’s certificate of incorporation or other organizational documents or otherwise).

(d)

In connection with an Initial Public Offering, the Company or its successor entity (the “Registering Entity”) will enter into a registration rights agreement in the form of Exhibit D attached hereto. The Members hereby agree that, during the period of duration (up to, but not exceeding, 180 days) specified by the Issuer and the underwriter of equity securities of the Issuer, following the date of the final prospectus (or comparable document under applicable foreign securities laws) distributed in connection with an Initial Public Offering, no Member shall, to the extent requested by the Issuer and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale or other hedging transaction), pledge, grant any option to purchase or otherwise Transfer any equity securities held by such Member at any time during such period except for such equity securities as shall be included in such registration. If requested by the underwriter, each Member shall execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 10.6(d).

(e)

From and after one hundred eighty (180) days following such Initial Public Offering, WP Member shall be entitled to (i) make a demand registration at any time (but no more than twice in any calendar year) on Form S-1 (or a successor form) or other similar long-form registration statement, and (ii) customary piggyback registration rights on all demand registrations and the Registering Entity registrations (including “shelf” registration, but excluding the Initial Public Offering), provided that, any block trade to be made by the WP Member shall not be subject to any piggyback registration rights of any other party. In the event that the number of shares of securities requested to be included in a demand registration exceeds the number of shares of securities that can be sold in such offering, the WP Member shall be entitled to participate first over any other equityholders of the Registering Entity to be included in such registration and shall not be subject to any pro rata cutbacks based on ownership percentage.

(f)

Blocker Merger. Notwithstanding anything to the contrary in this Agreement, in connection with an Initial Public Offering (or any transaction described in Section 10.6(b)), at the election of WP Member, the Company and other Members will use reasonable best efforts to structure such Initial Public Offering such that any entity that owns equity interests of WP Member (directly or indirectly) and which is classified as a corporation for U.S. federal income tax purposes (a “WP Blocker”) may, in the sole discretion of WP Member and the WP Blocker (as applicable), be merged with and into the Issuer (a “Blocker Merger”), and the Company and the Members will use reasonable best efforts to take such actions as may be necessary to effectuate such Blocker Merger and will cooperate with the WP Member and any WP Blocker to effectuate such Blocker Merger in a tax-efficient manner. Before the closing of any such transaction, the WP Member shall, at its sole cost and expense, cause any applicable WP Blocker to directly own only the Units.

(g)

Blocker Disposition. Notwithstanding anything to the contrary in this Article 10, prior to a Drag Transaction pursuant to Section 7.7, or in connection with the WP Member exercising its Co-Sale Rights pursuant to Section 7.3, the parties shall consult on the structure of such transaction and the parties shall use commercially reasonable efforts to structure such transaction in a tax-efficient manner for the Members. Notwithstanding anything herein to the contrary, in connection with any Transfer of the WP Member’s interest in the Company pursuant to Section 7.3 or Section 7.7, the Company and the Members shall use commercially reasonable efforts to structure such transaction so that the WP Member shall be entitled to require a sale or disposition of equity interests in the WP Member or any WP Blocker instead of having the WP Member dispose of its interests in the Company, in such proportions as the WP Member may determine, and the owners of the WP Member and the WP Blockers (as applicable) shall be entitled to receive the same price, form and amount of consideration that the WP Member would have received in a direct sale of its Units in the Company; provided, that the holders of equity interests of the WP Member and the WP Blockers (as applicable) shall (i) make customary representations and warranties regarding the WP Member and the WP Blocker (as applicable); (ii) shall bear all of the pre-transfer losses, liabilities, damages and expenses of the WP Member and the WP Blocker (as applicable) that are in excess of the pre-transfer losses, liabilities, damages, and expenses that would have been incurred if the WP Member had sold Units in such transaction; and (iii) provide customary indemnification reasonably required with respect to the losses, liabilities, damages and expenses described in clause (ii). Before the closing of any such transaction, the WP Member shall, at its sole cost and expense, cause the WP Member and the WP Blocker (as applicable) to directly own only the Units.

ARTICLE 11.

GENERAL PROVISIONS

11.1 Complete Agreement. This Agreement (together with its exhibits and other documents referred to herein) constitutes the complete and exclusive statement of agreement with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements with respect to the subject matter herein, including the Original LLCA. However, to the extent that any provision of the Certificate conflicts with any provision of this Agreement, the Certificate shall control.

11.2 Governing Law. This Agreement will be governed by, construed under and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflicts of laws principles.

11.3 Dispute Resolution. Any dispute arising out of or relating to this Agreement (including this agreement to arbitrate) will be resolved in accordance with the procedures specified in this Section 11.3, which will be the sole and exclusive procedures for the resolution of any such disputes. These provisions will be valid, binding, enforceable and irrevocable and will survive any termination of this Agreement.

11.3.1

Venue. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11.3.2

Waiver of Jury Trial. Any rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement is waived. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.

11.3.3

Availability of Equitable Relief. The Company and each other party hereto shall have the right to injunctive relief in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), and such court shall have authority to, among other things, grant temporary or provisional injunctive relief.

11.4 Successors. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.5 Amendments. Subject to the provisions of Section 9.1.11, this Agreement and the Certificate may be amended (whether by amendment, waiver, recapitalization, merger or otherwise) only by a written amendment (whether by amendment, waiver, recapitalization, merger or otherwise) approved by: (a) a Majority in Interest; (b) if such amendment (whether by amendment, waiver, recapitalization, merger or otherwise) would materially and adversely affect the rights of the Preferred Units under this Agreement, the holders of a majority of the then outstanding Preferred Units; (c) if such amendment (whether by amendment, waiver, recapitalization, merger or otherwise) would materially and adversely affect the obligations or rights of any Member or group of Members in a manner that would be disproportionately adverse from the manner in which such amendment affects the obligations and rights of other Members (determined solely with regards to rights and obligations under this Agreement and without regard to personal circumstances, and it being understood that, without limitation, treatment in accordance with relative Percentage Interests will not constitute adverse treatment on a relative basis), such adversely affected Member or a majority-in-interest of such group of adversely affected Members, as the case may be; (d) if such amendment (whether by amendment, waiver, recapitalization, merger or otherwise) would eliminate the limited liability of the Members under Section 2.8, all of the Members; and (e) if such amendment (whether by amendment, waiver, recapitalization, merger or otherwise) amends the provisions of Sections 3.7 or 11.5 or Article 4, 5, 6, 7 or 9 and would adversely affect the rights of the WP Member under this Agreement, the WP Member; provided that no such approval under clause (a), or (b) above shall be required for (i) any amendment made in accordance with the last sentence to Section 3.3 to reflect any Units or other Equity Securities and the rights, powers, designations, preferences, limitations, restrictions, terms and conditions thereof and (ii) any amendment to update Exhibit A in accordance with this Agreement. Any amendment effected in accordance with this paragraph shall be binding upon each of the parties hereto.

11.6 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the fullest extent possible, the economic, business and other purposes of the void or unenforceable provisions.

11.7 Additional Documents and Acts. The Company and each Member shall cooperate fully with each other to execute and deliver such additional documents and instruments, to give such further written assurances and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by electronic mail or delivered by hand, messenger or overnight or second-day courier service. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or overnight or second-day courier service, when delivered (or if sent via a nationally-recognized overnight or second-day courier service, freight prepaid, specifying next-business-day or second-business-day delivery, one (1) Business Day or two (2) Business Days, respectively, after deposit with the courier), or (ii) if sent via electronic mail, when directed to the relevant electronic mail address, and receipt is confirmed by non-automated response. Notices to a Member must be delivered to the address set forth opposite the name of such Member on Exhibit A, and notices to the Company must be delivered to the principal executive offices of the Company, although any party may furnish, from time to time, other addresses for notices to it.

11.9 Waiver of Appraisal. Each Member that is a natural person expressly agrees that in the event of the Member’s death he or she waives on behalf of the Member and the Member’s estate, and hereby directs the legal representative of the Member’s estate and any Person interested therein, to waive the furnishing of any inventory, accounting or appraisal of the assets of the Company and any right to any audit or examination of the books of the Company.

11.10 Interpretation. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

11.11 Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile or similar electronic signature page shall be deemed an original. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation of this Agreement, nor as evidence of the intention of the parties hereto. All exhibits, schedules and appendices attached to this Agreement are expressly incorporated herein. Except where otherwise indicated, all references in this Agreement to Sections refer to Sections of this Agreement. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. As used in this Agreement: (i) the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (ii) the words “hereof”, “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement in its entirety (together with its exhibits and other documents referred to herein), and not to any particular provision, unless otherwise stated; (iii) the word “or” is not exclusive; and (iv) the words “shall”, “will” and “agrees” are mandatory and the word “may” is permissive.

ARTICLE 12.

DEFINITIONS

For purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, Delaware Code Annotated Title 6, section 18-101 et seq., as amended from time to time.

“Affiliate” means, with respect to a specified Person, another Person that at such time directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that (a) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of any other Member of the Company, (b) neither the WP Member nor any of its Affiliates shall be deemed to be a Founder Parent Controlled Affiliate or an Affiliate of the Group Companies, and (c) none of the portfolio companies of Warburg Pincus LLC or any of its Affiliates (other than the Group Companies) shall be deemed to be an Affiliate of the Group Companies or any of the Group Companies’ Affiliates for the purposes of this Agreement. For the avoidance of doubt, Calumet Montana Refining, LLC, Montana Renewables, Inc. and Calumet G.P. LLC shall be deemed to be Affiliates of the Group Companies.

“Acquired Assets” means the assets acquired by Montana Renewables, LLC pursuant to the Asset Purchase Agreement.

“Asset Purchase Agreement” means that certain asset purchase agreement, dated as of November 18, 2021, between Montana Renewables, LLC, as assignee and Founder Member, as assignor.

“Available Cash” means, as of any date of determination, the aggregate amount of cash of the Company and its Subsidiaries that the Board determines in good faith is available for distribution, taking into account any amounts that the Board deems necessary or desirable to be retained by the Company and its Subsidiaries to meet actual or anticipated, direct or indirect, expenses, capital investments, working capital needs or liabilities (actual, contingent or otherwise) of the Company and its Subsidiaries, including the payment of any management or administrative fees and expenses or any other obligations, or for the operation of the business of the Company and its Subsidiaries, or to create reasonable reserves for any of the foregoing; provided, that until the Preferred Return on all Preferred Units is reduced to zero, any such retained amounts or reserves after January 1, 2024 shall not exceed the lesser of (i) $75,000,000, and (ii) 50% of the Company’s and its Subsidiaries’ forecasted free cash flow for the upcoming rolling twelve (12) month period as provided in the Approved Budget and Business Plan. For the avoidance of doubt, the Company may temporarily retain additional cash if unanimously agreed by the Board in connection with an approved capital project.

“Business” means the business operated by the Company and its Subsidiaries, including implementing and completing the Renewable Diesel Conversion and developing, acquiring, constructing, owning and operating of the Renewable Diesel Project, and any buildings, infrastructure, real property rights, contracts or other assets or facilities relating to the Renewable Diesel Project, sourcing of Feedstock, producing and selling renewable diesel, renewable jet fuel and renewable naphtha, and engaging in ordinary course commercial activity relating thereto, including applying for and obtaining eligibility to generate credits for renewable fuel production under applicable federal, state, and Canadian regulatory programs and generating credits related to same.

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by applicable law or other governmental action to close.

“Change of Control” means (i) any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, recapitalization, redemption, asset sale or otherwise), which results in the sale or transfer of a majority of the assets of the Company and its Subsidiaries taken as a whole (whether by means of an asset sale or by means of the sale of the equity issued by a subsidiary of the Company), to a Person or group of Persons, (ii) the sale of all or a majority of the voting Equity Securities of the Company to a Person or group of Persons or (iii) any other transaction in which the holders of the outstanding voting Equity Securities of the Company immediately prior to such transaction do not own at least a majority of the outstanding voting Equity Securities of the Company or its successor entity immediately following such transaction).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Units” means that certain class of Units designated as Common Units, having the rights of Common Units described in this Agreement.

“Competitor” means any Person that, directly or indirectly, Controls any business (including through any partnership, limited liability company, corporation, joint venture or similar arrangement, whether now existing or formed hereafter, by virtue of owning or holding a beneficial interest in any such Person or otherwise) that competes with the Company and its Subsidiaries in the Business, in each case, as determined reasonably and in good faith by the Board, or any Affiliate of any such Person. For the avoidance of doubt, no financial investor shall be deemed to be a Competitor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Equity Securities” means any Membership Interest or Unit or ownership or other similar interest in the Company, or any interest therein, or any security, option, warrant, or right convertible, exchangeable, or exercisable into any of the foregoing.

“Fair Market Value” of Units or other property, assets or rights, as the case may be, means, with respect to a Unit or any other asset, as of the applicable date of determination, the value of such Unit or asset as determined by the Board in good faith based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant, assuming that the entire company is being sold in an arms-length transaction and considering other factors that the Board may deem relevant to such fair market value (such as seasonal fluctuations in debt, working capital and net income and one-time and non-recurring events but without, however, giving effect to any discount for any lack of liquidity attributable to a lack of a public market or to minority ownership).

“Feedstock” means any feedstock used in connection with the production of renewable diesel, renewable jet fuel and naphtha, including but not limited to soybean oil, seed oils, tallow, distillers corn oil, used cooking oil and various food and non-food vegetable oils.

“Founder Member” means Calumet Montana Refining, LLC, a Delaware limited liability company.

“Founder Parent” means Calumet Specialty Products Partners, L.P.

“Founder Parent Controlled Affiliate” means Calumet GP LLC and any Affiliate of the Founder Parent that is directly or indirectly controlled by the Founder Parent.

“GAAP” means United States generally accepted accounting principles.

“Group Companies” means the Company and its Subsidiaries.

“Indebtedness” of any Person at any date means, without duplication, all obligations of such Person under the applicable governing documentation to pay principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities with respect to (a) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (b) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (c) leases that are capitalized in accordance with GAAP under which such Person is the lessee, and (d) direct or indirect guarantees or other forms of credit support of obligations described in clauses (a) through (c) above of any Person.

“Initial Public Offering” means any public offering or other event or transaction resulting in the listing of the Company’s or any Subsidiary’s Equity Securities on a securities exchange (whether within or outside of the United States), including any transaction that results in any such equity securities becoming listed on a national securities exchange and registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, including pursuant to a business combination with a “special purpose acquisition company” or “blank check” company (each, a “deSPAC Transaction”), if immediately thereafter the Issuer has publicly held securities listed on a nationally or internationally recognized securities exchange; provided that an Initial Public Offering shall not include any issuance of equity securities as consideration in any merger or other business combination (other than a deSPAC Transaction), and shall not include any registration of the issuance of equity securities to existing security holders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8 (or any successor form adopted by the SEC or any comparable form adopted by any foreign securities regulators).

“Invested Cost” means, with respect to a Preferred Member, the sum of (a) the Initial Capital Contribution of such Preferred Member and (b) the amount of additional capital contributions made by such Preferred Member after the Effective Date in respect of all of its Preferred Units or other Equity Securities (provided that, for purposes of this clause (b), the Deferred Purchase Price Amount shall be deemed to be made on the Effective Date).

“IRR” with respect to a Preferred Member means the result outputted by Microsoft Excel’s XIRR function (or if such program is no longer available, such other software program for calculating IRR determined by the Board and the holders of a majority of Preferred Units then outstanding) based on the following cash flow inputs: (a) as a negative cash flow value occurring on the date of this Agreement, such Preferred Member’s Initial Capital Contribution (provided that, with respect to the Deferred Purchase Price Amount, such date shall be the date the Deferred Purchase Price is actually paid by the WP Member), (b) as negative cash flow values occurring on the dates they are made, any capital contributions made by such Member after the Effective Date, and (c) as positive cash flow values occurring on the dates they are made, any distributions made by the Company with respect to the Preferred Units of such Preferred Member.

“Majority in Interest” means Members holding a majority of the then-outstanding Units.

“Member” means each Person set forth on Exhibit A, so long as such Person holds a Membership Interest in the Company, and each Person who is hereafter admitted as a member of the Company in accordance with the terms of this Agreement and the Act.

“Membership Interest” means a Member’s entire interest in the Company, including the Member’s share of distributions pursuant to this Agreement and the Act, the right to vote on or participate in the management of the Company and the right to receive information concerning the business and affairs of the Company.

“Minimum Return Requirement” means with respect to the WP Member, (i) until the first (1st) anniversary of the Effective Date, a MOIC equal to 2.0, (ii) until the second (2nd) anniversary of the Effective Date, a MOIC equal to 1.75, and (iii) until the third (3rd) anniversary of the Effective Date, a MOIC equal to 1.5.

“MOIC” means an amount with respect to a Preferred Member determined at any time by dividing (a) the Total Investment Returns of such Preferred Member by (b) such Preferred Member’s Invested Cost.

“New Securities” means any Equity Securities of the Company, whether or not currently authorized, other than (i) Equity Securities issued in connection with an additional capital contribution of a Member, (ii) Equity Securities issued pursuant to option plans, employment agreements, compensation arrangements or otherwise to managers, officers or employees of the Company, and any Units issued upon exercise of the foregoing, provided, that any of the foregoing such plans, agreements and arrangements are approved by the Board and do not have as their primary purpose the raising of additional equity capital for the Company, (iii) Equity Securities issued as direct consideration in connection with an acquisition, growth project or business combination (whether through a merger, recapitalization or otherwise) by the Company with another Person, or of any interest in another Person, (iv) Equity Securities issued as dividends, (v) Equity Securities issued to banks, lessors, financial institutions and licensors in connection with non-equity financing transactions approved by the Board, (vi) Equity Securities issued to strategic partners of the Company in a transaction approved by the Board or (vii) Equity Securities issued in connection with an Initial Public Offering.

“Percentage Interest” means, with respect to a Member, the ratio of (a) such Member’s total number of Units in the Company to (b) the total then-outstanding Units in the Company .

“Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity.

“Preferred Member” means any holder of Preferred Units.

“Preferred Return” means an aggregate amount which provides each Preferred Member with the greater of (i) an IRR equal to 8% through each relevant distribution date and (ii) MOIC equal to 1.35; provided, that such MOIC amount shall increase by 0.01 on each anniversary of the Effective Date up to a maximum MOIC amount of 1.4 from and after the fifth (5th) anniversary of the Effective Date.

“Preferred Units” means that certain class of Units designated as Preferred Units, having the rights of the Preferred Units described in this Agreement.

“Preferred Unit Purchase Agreement” means the certain preferred unit purchase agreement, dated as of the Effective Date, between the Company and the WP Member.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Renewable Diesel Conversion” means conversion of the refining capacity and capabilities of the Acquired Assets to process Feedstock, producing renewable diesel, renewable jet fuel and renewable naphtha and the undertaking of other associated works required for the operation of such Acquired Assets to establish a nameplate capacity of 12,000 barrels per stream day and fresh feed capacity of 12,000 barrels per stream day based upon mixed feedstock, calculated in accordance with the underwriting model provided to the WP Member prior to the date hereof or 11,000 barrels per stream day based upon soybean oil feedstock.

“Renewable Diesel Project” means the completed Renewable Diesel Conversion project.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity, a majority of the equity interests of which having ordinary voting power to elect a majority of the board of managers or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company; (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner; or (c) a limited liability company in which the Company or any direct or indirect Subsidiary is a managing member or manager

“Total Investment Returns” means with respect to a Preferred Member, as of the date of determination, the total amount of all cash received by such Preferred Member on account of its Preferred Units or other Equity Securities.

“Transfer” means sell, assign, hypothecate, encumber, mortgage, dispose of or otherwise transfer, whether or not by operation of law and whether directly or indirectly, provided that the incurrence of any indebtedness or “back leverage” or related transaction by any WP Member, including any hypothecation, encumbrance or mortgage in connection therewith, in each case, at the time of any such action in an amount that does not exceed, in the aggregate, the Deferred Purchase Price Amount shall not constitute a Transfer by such WP Member.

“Treasury Regulations” means the income tax regulations (including temporary and proposed) promulgated under the Code.

“Unit” means a unit representing a fractional part of the Membership Interests of all of the Members and includes all types, classes and series of units, including Common Units and Preferred Units.

“Unpaid Preferred Return Amount” of any Preferred Member means an amount equal to the result of the number of Preferred Units held by such Preferred Member, multiplied by the Preferred Return, minus any distributions to the Preferred Members.

“WP Member” means WPGG 14 United Aggregator, L.P.

Affiliate Contract	Section 10.4
Affiliated Transaction	Section 9.1.9
Agreement	Preamble
Approved Budget and Business Plan	Section 10.1
Bankruptcy Case	Section 5.2
Blocker Merger	Section 10.6(f)
Board	Section 9.1.1
Board of Managers	Section 9.1.1
Bound Party	Section 5.2
CEO	Section 9.1.11(k)
Certificate	Section 1.1
Committees	Section 9.1.8
Company	Preamble
Company Offer	Section 7.6
Company Offer Period	Section 7.6
Competitive Activities	Section 5.5.1
Confidential Information	Section 2.5
Co-Sale	Section 7.3.2
Delegation of Authority Policy	Section 9.1.1
Dissolution Event	Section 8.1
Drag Consideration	Section 7.7.1
Drag Transaction	Section 7.7.1
Drag-Along Notice	Section 7.7.1
Dragged Member	Section 7.7.1
Dragging Member	Section 7.7.1
EBITDA Cap	Section 9.1.11 (vii)
Effective Date	Preamble
Equity Compensation Plan	Section 9.1.11(l)
Fiscal Year	Section 6.1
Founder Managers	Section 9.1.3
Fund Indemnitor	Section 5.2.3
Incremental Calumet Investment	Section 3.9
Incremental Calumet Redemption	Section 3.9
Incremental Calumet Units	Section 3.9
Incremental Calumet Units Coupon	Section 3.9
Indemnified Costs	Section 5.2.1
Initial Capital Contribution	Section 3.4
Issuance Notice	Section 3.7
Issuer	Section 10.6 (b)
Liquidator	Section 8.2
Liquidity Request	Section 7.6
Liquidity Transaction	Section 7.6

Management	Section 9.1.11(l)
Manager	Section 9.1.2
Montana Renewables Holdings LLC	Section 1.2
Offer Period	Section 7.3.2
Offered Securities	Section 7.3.1
Original LLCA	Preamble
Original LLCA Date	Preamble
Participating Member	Section 7.3.2
Permitted Transfer	Section 7.5
Permitted Transferee	Section 7.5
Preemptive Right	Section 3.7
Preferred Return Payment	Section 7.3.2
Preferred Return Payment Notice	Section 10.5
Qualified IPO	Section 9.1.11
Reorganization	Section 10.6 (b)
Responsible Party	Section 5.2
Tax Liability Distributions	Section 4.2
Tax Rate	Section 4.2
Transfer Notice	Section 7.3.1
Transferee	Section 7.3.1
Transferor	Section 7.3.1
Up-C Structure	Section 10.6 (b)
WP Manager	Section 9.1.3

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written above.

MEMBERS:

Calumet Montana Refining, LLC

By:	/s/ Bruce Fleming
Name: Bruce Fleming
Title: Executive Vice President – Montana Renewables and Corporate Development

Montana Renewables, Inc.

By:	/s/ Bruce Fleming
Name: Bruce Fleming
Title: Executive Vice President – Montana Renewables and Corporate Development

FOUNDER PARENT:

Calumet Specialty Products Partners, L.P.

By:	/s/ Bruce Fleming
Name: Bruce Fleming
Title: Executive Vice President – Montana Renewables and Corporate Development

[Signature Page to Second Amended and Restated LLC Agreement]

WPGG 14 United Aggregator, L.P.

By: Warburg Pincus Global Growth 14 (E&P) GP, L.P. its general partner

By: Warburg Pincus Global Growth 14 (E&P) GP, LLC, its general partner

By: Warburg Pincus Partners II (US), L.P., its managing member

By: Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Robert Knauss
Name: Robert Knauss
Title: Authorized Signatory

[Signature Page to Second Amended and Restated LLC Agreement]

Exhibit A

MEMBERS AS OF AUGUST 5, 20221

(All figures as of August 5, 2022)

Name and Address	Number and Class of Units (par value $20/unit)	Member’s Equity, $	Interest Percentage
Calumet Montana Refining, LLC 2780 Waterfront Parkway East Drive, Suite 200 Indianapolis, Indiana 46214 Attention: Gregory J. Morical Email: greg.morical@calumetspecialty.com	75,424,500 Common Units	$1,508,490,000.00	85.7097%
Montana Renewables, Inc. 2780 Waterfront Parkway East Drive, Suite 200 Indianapolis, Indiana 46214 Attention: Gregory J. Morical Email: greg.morical@calumetspecialty.com	75,500 Common Units	$1,510,000.00	0.0858%
WPGG 14 United Aggregator, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, NY 10017 Attention: General Counsel Email: notices@warburgpincus.com with a copy (which shall not constitute notice) to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Matt Salerno Telephone: (212) 225 2000 Email: msalerno@cgsh.com	12,500,000 Preferred Units	$250,000,000.00	14.2045%

[1]

Pro forma for the issuance of $50,000,000 of the Incremental Calumet Units in accordance with the terms hereof, the redemption thereof in accordance with the terms hereof and the payment of the Deferred Purchase Price Amount (as defined in the Preferred Unit Purchase Agreement) and Incremental Calumet Units Coupon.

Exhibit B

TAX MATTERS ANNEX

ARTICLE I

DEFINITIONS

“Annex” shall mean this Tax Matters Annex.

“Capital Account” shall mean the capital account established for each Member and maintained pursuant to the terms of this Annex.

“Common Member” means any holder of Common Units within the meaning of the Agreement.

“Gross Fair Market Value” shall mean the agreed fair market value of an asset determined without taking into account any liabilities which are secured by such asset or which are otherwise associated with such asset.

“Member” shall mean any person who has a membership or other economic interest in the Company and who is intended to be treated as a “partner” under the Code, as determined by the Company.

“Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code and any subsequent amendment (and any Treasury Regulations or other guidance relating) thereto and, in each case, any analogous provisions of state, local and non-U.S. Law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by taxing authorities and payment of resulting tax liabilities.

“Preferred Member” means any holder of Preferred Units within the meaning of the Agreement.

“Treasury Regulations” shall mean any applicable regulations promulgated under the United States Internal Revenue Code.

ARTICLE II

CAPITAL ACCOUNTS; ALLOCATIONS OF PROFITS AND LOSSES

Section 2.1 Allocation of Profits and Losses.

(a)

General. Except as otherwise provided in this Agreement, for Capital Account purposes, each item of income, gain, loss or deduction recognized by the Company shall be allocated among the Members in a manner such that if the Company were dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 8.2 of this Agreement.

(b)	Capital Accounts. The Company shall maintain a Capital Account for each Member in accordance with the following provisions:

(1)

Each Member’s Capital Account shall be increased by the amount such Member has contributed to the Company, any income or gain allocated to such Member pursuant to this Annex, and the amount of any Company liabilities assumed by such Member or secured by any Company assets distributed to such Member.

(2)

Each Member’s Capital Account shall be decreased by the amount of cash and the Gross Fair Market Value of any other Company property distributed to such Member pursuant to any provision of this Agreement, any expenses or losses allocated to such Member pursuant to this Annex (including the Member’s share of expenditures described in Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and the amount of any liabilities of such Member assumed by the Company.

(3)

In the event any Member’s Equity Securities are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of such Member to the extent such Capital Account relates to the Transferred Equity Securities.

(c)

For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under this Annex, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with the “remedial allocation method” described under Treasury Regulations Section 1.704-3(d).

(d)

The provisions of this Annex and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith. The Company shall be authorized to make appropriate amendments to the allocations of items pursuant to this Annex as necessary or desirable in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder; provided that no such change shall have an adverse effect upon the amount distributable to any Member pursuant to this Agreement.

(e)

Notwithstanding any provision set forth in this Annex, no item of deduction or loss shall be allocated to a Member to the extent the allocation would cause a negative balance in such Member’s Capital Account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Member would be required to reimburse the Company pursuant to this paragraph or under applicable law. In the event some but not all of the Members would have such excess Capital Account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 2.1(e) shall be applied on a Member by Member basis so as to allocate the maximum permissible deduction or loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. In the event any loss or deduction shall be specially allocated to a Member pursuant to either of the two preceding sentences, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to Section 2.1(b) of this Annex.

(f)

In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account in excess of that permitted under Section 2.1(e) of this Annex created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 2.1(f) shall be taken into account in computing subsequent allocations pursuant to this Article II so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Article II shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article II if such unexpected adjustments, allocations or distributions had not occurred.

(g)

In the event the Company incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Sections 1.704-1(b)(4)(iv) and 1.704-2 of the Treasury Regulations.

(h)

The Company (i) may determine, in its sole discretion, to adjust the Capital Accounts of the Members to reflect the fair market value of Company property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) whenever an Equity Security in the Company is relinquished to the Company, or whenever an additional Member is admitted to the Company in accordance with this Agreement and (ii) shall adjust the Capital Accounts of the Members to reflect the fair market value of Company property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash) and when the Company is liquidated pursuant to Article 8 of this Agreement.

(i)

The parties acknowledge that the initial Capital Account balance of the Preferred Members, which shall be credited with their initial capital contribution to the Company, may be less than the amount to which such Preferred Members would be entitled, as of the date hereof, upon a hypothetical liquidation of the Company described in Section 2.1(a) of this Annex (such shortfall, the “Member Capital Account Shortfall”). Notwithstanding the general provisions of Section 2.1(a) of this Annex or any other provision herein to the contrary, to the extent possible and consistent with the principles of Treasury Regulations Section 1.704-1, no operating income will be allocated to holders of the Preferred Units with respect to such Member Capital Account Shortfall, and in the event of any amount actually paid to the Preferred Members in respect of the Member Capital Account Shortfall, unrealized gain from a revaluation of the assets of the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f)) will be allocated first to holders of the Preferred Units to eliminate any such Member Capital Account Shortfall and, to the extent the payment exceeds the available amount of unrealized gain, the excess shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code. For avoidance of doubt, cash distributions to holders of the Preferred Units pursuant to Section 4.1.1(a) of this Agreement shall not be treated as payments in respect of the Member Capital Account Shortfall, and holders of the Preferred Units are expected to receive an allocation of income with respect to such distributions. Notwithstanding any provision herein to the contrary, in no event shall any partnership cost recovery items be allocated to any holders of the Preferred Units.

(j)

All elections, decisions and other matters concerning the allocation of items of income, gain, loss, deduction and credit among the Members, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board in good faith. Such determination made in good faith by the Board shall, absent manifest error, be final and conclusive as to all Members.

Section 2.2 Special Tax Audit Allocations. Notwithstanding anything contained in this Annex to the contrary, in the event that the taxable income of the Company for Federal income tax purposes (or any item thereof) is adjusted as the result of an audit by the Internal Revenue Service, the Members’ Capital Accounts shall be adjusted in a manner which reflects such adjustments as though corresponding book adjustments had been originally reflected in the profits and losses of the Company determined pursuant to the terms of this Annex.

ARTICLE III

PARTNERSHIP AUDITS

Section 3.1 Partnership Representative. In being admitted to the Company, each Member appoints and designates Calumet Montana Refining LLC (or an Affiliate thereof designated by Calumet Montana Refining LLC) as “partnership representative” of the Company for purposes of the Partnership Audit Rules) (in such capacity, the “Company Representative”) and agrees that upon the request of the Company Representative it will execute, certify, acknowledge, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Company Representative shall designate the “designated individual” for purposes of the Partnership Audit Rules. Each Member further agrees that any action taken by the Company Representative or the designated individual in connection with audits of the Company under the Code will, to the extent permitted by law, be binding upon the Members, provided that neither the Company Representative nor the designated individual may settle or compromise any such audit in a manner that would materially adversely affect the Preferred Members relative to the Common Members without the prior written consent of the Preferred Members, which consent shall not be unreasonably withheld, conditioned or delayed. Except as required by applicable law, each Member further agrees that such Member will not treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s tax return and the Schedule K-1 provided to such Member.

Section 3.2 Duties. In the event the Company incurs any liability for taxes, interest or penalties pursuant to the Code or any corresponding provision of applicable state or local law:

(a)

the Company Representative may cause the Members (including any former Member) to whom such liability relates, as determined by the Company Representative in its sole discretion, exercised in good faith, to pay, and each such Member hereby agrees to pay, such amount to the Company;

(b)

without reduction in a Member’s (or former Member’s) obligation under clauses (a) and (b), any amount paid by the Company that is attributable to a Member (or former Member), as determined by the Company Representative in its sole discretion, exercised in good faith, and that is not paid by such Member pursuant to clauses (a) and (b) shall be treated for purposes of the Agreement as a distribution to such Member (or former Member); and

(c)	the obligations of each Member (or former Member) under this Section 3.2 shall survive the transfer by such Member of its interest and the dissolution of the Company.

ARTICLE IV OTHER TAX MATTERS

Section 4.1 Listed Transactions. The Company shall use commercially reasonable efforts not to “participate,” directly or indirectly, (i) in a “listed transaction” (as such term is defined in Treasury Regulations Section 1.6011-4) or (ii) in a “prohibited tax shelter transaction” (as this term is defined under Section 4965 of the Code).

Section 4.2 Tax Filings. The Company shall use its reasonable efforts to make any filings, applications or elections to obtain any available exemption from, or refund of, any withholding or other taxes imposed by any taxing authority with respect to amounts distributable to or items of income allocable to any Member under this Agreement; provided, that any such Member shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements as are reasonably requested by the Company Representative to enable the Company or any other entity in which the Company owns a direct or indirect interest to make any such filings, applications or elections, to satisfy any applicable tax reporting or compliance requirements or to qualify for an exemption from or reduced rate of tax or other tax benefit or be relieved of liability for any tax. The Company Representative shall cause to be prepared and filed all necessary tax returns for the Company.

Exhibit C

BOARD ACTIONS

Neither the Company, any of its Subsidiaries or any of its or their officers may authorize, approve or take any of the following actions without first obtaining prior approval from a majority of the Board:

(i) the adoption of an annual budget or any modification to an annual budget that’s been approved by the Board;

(ii) the entry into, or adoption or approval of, any derivative transactions, including any hedging arrangement, forward sales contract or similar agreements, or the entry into, or adoption, approval or modification of, any hedging program of the Company or its Subsidiary;

(iii) the formation or creation of any Subsidiary of the Company, or making any contribution to or investment in any Subsidiary of the Company that is not wholly owned;

(iv) the amendment, restatement or waiver (whether by amendment, waiver, recapitalization, merger or otherwise) of the constituent documents of the Company;

(v) the initiation, settlement, compromise, resolution or dismissal (or approval of any initiation, settlement, compromise, resolution or dismissal) of any action, claim, demand, litigation, arbitration, administrative proceeding, petition for injunctive relief, regulatory matter or legal proceeding, in each case, involving the Company or its Subsidiary;

(vi) any repurchase, redemption, exchange, conversion, recapitalization, creation, authorization, or issuance of any securities (including convertible or exchangeable securities) of the Company or its Subsidiary;

(vii) the appointing, hiring, removal or termination of any officer of the Company;

(viii) the making of any loans or otherwise lending or advancing funds (other than in connection with customary trade debt and accounts receivable);

(ix) the conversion of the Company from a limited liability company into any other form of entity;

(x) any incurrence, guaranty, or issuance by the Company or its Subsidiary of any indebtedness or loans other than trade payables incurred in the ordinary course of the operations of the Company or its Subsidiary, including the entry into, amendment or modification of any applicable note, credit agreement, credit facility, letter of credit or other instrument of indebtedness;

(xi) the entry into contracts where the aggregate amounts payable to or receivable by the Company or its Subsidiary exceed, or would reasonably be expected to exceed an amount to be determined in accordance with the Delegation of Authority Policy;

(xii) the entry into any definitive agreement for any merger, consolidation, acquisition or divestiture, whether by acquisition or sale of assets, capital stock, merger or otherwise;

(xiii) the approval of any single investment or capital expenditure in excess of an amount to be determined in accordance with the Delegation of Authority Policy;

(xiv) the entry into any transaction with an affiliated party;

(xv) the payment or declaration of any dividend or distribution;

(xvi) any sale of any asset or business of the Company or its Subsidiary with a fair market value in excess of an amount to be determined in accordance with Delegation of Authority Policy, other than the sale of inventory in the ordinary course of business;

(xvii) take any of the actions specified in Section 9.1.11 of the Agreement; provided, that any action specified in Section 9.1.11 of the Agreement shall also require the affirmative vote of the WP Manager (for as long as the WP Member is entitled to appoint a Manager to the Board pursuant to Section 9.1.3 of the Agreement); or

(xviii) the entry into any agreement or other commitment to do any of the foregoing.

Exhibit D

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of , 20 , by and among [Montana Renewables Holdings LLC, a Delaware limited liability company]2 (the “Company”), the WP Member and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”). Capitalized terms, if not otherwise defined herein, shall have the meaning ascribed to such terms as set forth in [that certain Second Amended and Restated Limited Liability Company Agreement of Montana Renewables Holdings LLC, dated as of August 5, 2022 (the “LLC Agreement”)].

WHEREAS, in connection with the transactions contemplated by the Company’s Registration Statement on Form S-1 (File No. 333- ), and pursuant to Sections 10.6(d) and (e) of the LLC Agreement, the WP Member is entitled to registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” has the meaning set forth in Section 3(n).

“Block Trade” has the meaning set forth in Section 2(e).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

[“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.]

[2]	To be replaced with the Registered Entity at the time of the Initial Public Offering. All bracketed provisions to be updated based on final structure of Registered Entity.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means (i) each Initial Holder unless and until such Initial Holder ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Initial Holders” has the meaning set forth in the preamble.

“Initiating Holder” means the Holder delivering the Demand Notice or the Underwritten Offering Notice, as applicable.

“LLC Agreement” has the meaning set forth in the preamble.

“Lock-Up Period” has the meaning set forth in the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of shares of [Class A Common Stock].

“Losses” has the meaning set forth in Section 6(a).

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Minimum Amount” has the meaning set forth in Section 2(a)(i).

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Notice” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Request” has the meaning set forth in Section 2(c)(i).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); and (iv) at such time as any Initial Holder beneficially owns less than 5% of the [Class A Common Stock], any Shares that are eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Underwritten Offering” has the meaning set forth in Section 2(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder, subject to certain reimbursement for expenses of counsel under Section 5.

“Shares” means (i) the shares of [Class A Common Stock] held by the Holders as of the date hereof, [including the shares of [Class A Common Stock] that may be delivered in exchange for Units (including Common Units, Series A Units and Preferred Units),] and (ii) and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Suspension Period” has the meaning set forth in Section 8(b).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of [Class A Common Stock] for cash (whether a Requested Underwritten Offering or in connection with a public offering of [Class A Common Stock] by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” has the meaning set forth in Section 2(b).

“Underwritten Offering Piggyback Notice” has the meaning set forth in Section 2(c)(ii).

“Underwritten Offering Piggyback Request” has the meaning set forth in Section 2(c)(ii).

“Underwritten Piggyback Offering” has the meaning set forth in Section 2(c)(ii).

“Units” has the meaning given to such term in the LLC Agreement.

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) At any time after the expiration of the Lock-Up Period, any Holder shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”); provided that the Company shall not (A) in the case of the WP Member, be obligated to effect more than two Demand Registrations on Form S-1 within any 12-month period and (B) in the case of all other Holders (other than the WP Member), be obligated to effect more than two Demand Registrations in the aggregate (whether on Form S-1 or any successor form or other appropriate form under the Securities Act, including Form S-3) within any 12-month period. The Demand Notice must include such information regarding the Holder, the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration and the intended methods of disposition thereof as shall be required to effect the registration of the sale of the Holder’s Registrable Securities. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Holders and their respective Affiliates to be included therein have an aggregate value, based on the VWAP as of the date of the Demand Notice, of at least $30 million (the “Minimum Amount”).

(ii) Within 30 days after the receipt of the Demand Notice (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, within 60 days thereof), the Company shall, subject to the limitations of this Section 2(a), file a Registration Statement in accordance with the terms and conditions of the Demand Notice. The Company shall use all reasonable best efforts to cause such Registration Statement to become and remain effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(iii) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 60 days after the closing of any Underwritten Offering or (B) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Initiating Holder shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice.

(iv) A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Initiating Holder that the Initiating Holder is withdrawing all of its Registrable Securities from the Demand Registration or a notice from a Holder to the effect that the Holder is withdrawing an amount of its Registrable Shares such that the remaining amount of Registrable Shares to be included in the Demand Registration is below the Minimum Amount, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement and such efforts shall count as an effected Demand Registration for purposes of Section 2(a)(i), unless such Holder (i) shall have paid or reimbursed the Company for such Holder’s pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the Demand Registration which included such withdrawn Registrable Securities (based on the number of securities such Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (ii) has not previously withdrawn any prior Demand Registration pursuant to this Section 2(a)(iv).

(v) The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Sections 2(c), (d) and (e).

(vi) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided that if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company). If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vii) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(viii) In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from a Person for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(b) Requested Underwritten Offering. Any Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2(a), ignoring for purposes of such determination Section 2(a)(iii)(B), or any Holder who has previously effectuated a Demand Registration pursuant to Section 2(a) but has not engaged in an Underwritten Offering in respect of such Demand Registration, shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value of at least equal to 50% of the Minimum Amount as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Requested Underwritten Offering. The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated by the Initiating Holder; provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Company. Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering within 60 days after the closing of an Underwritten Offering; provided, the Company may permit a Requested Underwritten Offering within 60 days after the closing of an Underwritten Offering in its sole discretion. The price, underwriting discount and other financial terms for any Requested Underwritten Offering other than those requested by the WP Member shall be determined by the Holders of a majority of the Registrable Securities included in such Requested Underwritten Offering. The price, underwriting discount and other financial terms for any Requested Underwritten Offering requested by the WP Member shall be determined by the WP Member. Any Block Trade governed by Section 2(e) shall not be subject to any rights of any other party to be included in such Block Trade.

(c) Piggyback Registration and Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to file a registration statement under the Securities Act with respect to an offering of [Class A Common Stock] (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall use reasonable best efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within three Business Days after sending the Piggyback Registration Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of [Class A Common Stock], all upon the terms and conditions set forth herein.

(ii) If the Company shall at any time propose to conduct an Underwritten Offering, whether or not for its own account, other than a Block Trade governed by Section 2(e), then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least three Business Days before) the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related registration statement (if applicable) and the number of shares of [Class A Common Stock] that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice required to be provided in this Section 2(c)(ii) to Holders shall be confirmed and kept confidential by the Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Company to each Holder. The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering. The Company shall use reasonable best efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within two Business Days after sending the Underwritten Offering Piggyback Notice (or one Business Day in connection with a Block Trade, other than any Block Trade governed by Section 2(e)). Notwithstanding anything to the contrary in this Section 2(c)(ii), if the Underwritten Offering pursuant to this Section 2(c)(ii) is a Block Trade (other than any Block Trade governed by Section 2(e)) and the managing underwriter advises the Company that the giving of notice pursuant to this Section 2(c)(ii) would adversely affect the Underwritten Offering, no such notice shall be required. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering at any time prior to the effectiveness of the applicable registration statement, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(d) Priority in Registrations. If the managing underwriter or managing underwriters of an Underwritten Offering, other than a Block Trade governed by Section 2(e), advise the Company and the Holders that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other [Class A Common Stock] proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of [Class A Common Stock] proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) in the case of a Requested Underwritten Offering, (1) first, to the WP Member in full with respect to the number of Registrable Securities the WP Member requested for inclusion, (2) second, if there remains availability for additional shares of [Class A Common Stock] to be included in such Underwritten Offering, to the Initiating Holder (if not the WP Member), (3) third, if there remains availability for additional shares of [Class A Common Stock] to be included in such Underwritten Offering, pro-rata among all Holders (other than the Initiating Holder and the WP Member) that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, (4) fourth, if there remains availability for additional shares of [Class A Common Stock] to be included in such Underwritten Offering, to the Company, and (5) fifth, if there remains availability for additional shares of [Class A Common Stock] to be included in such Underwritten Offering, to any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of [Class A Common Stock] then held by each such holder; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company, (y) second, if there remains availability for additional shares of [Class A Common Stock] to be included in such Underwritten Offering, pro-rata among all Holders desiring to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of [Class A Common Stock] to be included in such registration, pro-rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of [Class A Common Stock] then held by each such holder. If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iv) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(e) Block Trades. Notwithstanding anything contained in this Agreement, in the event a sale of Registrable Securities is an underwritten transaction requiring the involvement of the Company but not involving (i) any “road show” or (ii) a lock-up agreement of more than 60 days to which the Company is a party, and which is commonly known as a “block trade” (a “Block Trade”), (1) the requesting Holder shall (A) give at least three Business Days prior notice in writing of such transaction to the Company and (B) with respect to any Block Trade, identify the potential underwriter or underwriters who may be requested to bid in such notice with contact information for such underwriters; and (2) the Company shall use its reasonable best efforts to cooperate with such requesting Holder and shall not be required to give notice thereof to other Holders other than the WP Member (who the Company shall give notice to within one Business Day of receipt of a request and who shall have the opportunity to participate upon providing one Business Day’s notice to the Company and the requesting Holder) or permit their participation therein without the requesting Holder’s consent. Any Block Trade shall be for at least $5 million in expected gross proceeds. The Company shall not be required to effectuate more than three Block Trades in any 90-day period.

3. Registration and Underwritten Offering Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) In connection with a Demand Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use reasonable best efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b) In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), as applicable, (i) furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) use reasonable best efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c) The Company will use reasonable best efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i) (A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f) The Company will use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 8(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all reasonable best efforts to procure customary legal opinions and auditor “comfort” letters.

(l) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m) In connection with any Requested Underwritten Offering, the Company will use reasonable best efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 75 days if (i) the Board determines such registration would render the Company unable to comply with applicable securities laws, (ii) the Board determines in good faith, after consultation with counsel, that such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) the Board determines in good faith, after consultation with counsel, that such registration is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (any such period, a “Blackout Period”). Notwithstanding anything to the contrary in this Agreement, in no event shall any Blackout Periods and any Suspension Periods continue for more than 120 days in the aggregate during any 365-day period.

(o) In connection with an Underwritten Offering, the Company shall use all reasonable best efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters or customary legal opinions, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

4. No Inconsistent or Superior Agreements. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is superior to or inconsistent with or that in any way violates or subordinates the rights granted to the Holders by this Agreement.

5. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other

Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), and the expense of any annual audit.

The Company shall have no obligation to pay any Selling Expenses other than any Selling Expenses attributable to the securities it sells for its own account. The Selling Expenses of any Holder shall be borne by the applicable Holder participating in any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering; provided, however, that the Company shall pay the reasonable fees and disbursements of one counsel for the Holders, selected by the Holders owning the majority of the Registrable Securities to be included in any such registration (not to exceed an aggregate amount of $100,000 per registration).

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Miscellaneous.

(a) Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Subject to the last sentence of Section 3(o), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Montana Renewables Holdings LLC Attention: Gregory J. Morical 2780 Waterfront Parkway East Drive, Suite 200 Indianapolis, Indiana 46214 Electronic mail: greg.morical@calumetspecialty.com

With copy to:	Gibson, Dunn & Crutcher LLP Attention: Hillary H. Holmes 811 Main Street Suite 3000 Houston, Texas 77002 Electronic mail: hholmes@gibsondunn.com

If to any Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto).

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company (acting through the Board of Directors) and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. In any transfer of rights from the WP Member to an Affiliate of WP Member, such Affiliate shall be deemed the WP Member for purposes of this Agreement and shall have the rights and obligations of WP Member hereunder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflicts of law principles thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l) Termination. Except for Section 6, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

(m) Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

(n) Time of the Essence. The parties agree that time shall be of the essence in the performance of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

[MONTANA RENEWABLES HOLDINGS LLC]

By:
Name:
Title:

Signature Page to Registration Rights Agreement

HOLDERS:

[WP MEMBER]

By:
Name:
Title:

Address for notice:
[•]

[•]

By:
Name:
Title:

Address for notice:
[•]

[•]

By:
Name:
Title:

Address for notice:
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Signature Page to Registration Rights Agreement